UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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THE TJX COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE TJX COMPANIES, INC.
2025 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
JUNE 10, 2025

OUR MISSION IS TO DELIVER GREAT VALUE TO OUR CUSTOMERS EVERY DAY

OUR GLOBAL STORE BASE SPANS THREE CONTINENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This proxy statement contains “forward-looking statements.” These forward-looking statements generally can be identified by the use of words such as “aim,” “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and “would,” or any variations of these words or other words with similar meanings. These forward-looking statements address various matters that we intend, expect, or believe may occur in the future, relating to, among other things: our expected implementation of changes to our programs, the outcomes of newly implemented strategies, achievement of our objectives, and estimations of future financial results and drivers. Each forward-looking statement contained in this proxy statement is inherently subject to risks, uncertainties, and potentially inaccurate assumptions that could cause actual results to differ materially from those expressed or implied by such statement. We cannot guarantee that the results and other expectations expressed, anticipated, or implied in any forward-looking statement will be realized. Applicable risks and uncertainties include, among others, execution of buying strategy and inventory management; customer trends and preferences; competition; various marketing efforts; operational and business expansion; management of large size and scale; merchandise sourcing and transport; international trade and tariff policies; data security and maintenance and development of information technology systems; labor costs and workforce challenges; personnel recruitment, training, and retention; corporate and retail banner reputation; evolving corporate governance and public disclosure regulations and expectations with respect to environmental, social, and governance matters; expanding international operations; fluctuations in anticipated quarterly and annual operating results, financial performance, business plan prospects, investments, and market expectations; inventory or asset loss; cash flow and plans with respect to long-term indebtedness; mergers, acquisitions, or business investments and divestitures, closings, or business consolidations; real estate activities; economic conditions and consumer spending; market instability; severe weather, serious disruptions, or catastrophic events; disproportionate impact of disruptions during certain seasons of the fiscal year; commodity availability and pricing; fluctuations in currency exchange rates; compliance with laws, regulations, and orders and changes in laws, regulations, and applicable accounting standards; outcomes of litigation, legal proceedings, and other legal or regulatory matters; quality, safety, and other issues with our merchandise; tax matters; and other factors set forth under Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on April 2, 2025, as well as the other information we file with the U.S. Securities and Exchange Commission (SEC). We caution investors, potential investors, and others not to place considerable reliance on the forward-looking statements contained in this proxy statement. You are encouraged to read any further disclosures we may make in our future reports to the SEC, available at www.sec.gov, on our website, or otherwise. Our forward-looking statements in this proxy statement speak only as of the date of this proxy statement, and we undertake no obligation to update or revise our forward looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Information appearing on TJX.com is not a part of, and is not incorporated by reference into, this proxy statement.

770 Cochituate Road
Framingham, Massachusetts 01701
May 1, 2025
DEAR SHAREHOLDER:
We welcome you to attend our 2025 Annual Meeting of Shareholders on Tuesday, June 10, 2025, at 9:00 a.m. (Eastern Daylight Time), to be held virtually, with no on-site location, allowing for enhanced accessibility for shareholders to attend the meeting from various locations. Shareholders who hold shares as of the record date will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/TJX2025. We encourage you to vote your shares.
The proxy statement accompanying this letter describes the business we will consider at the meeting. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for voting included in the attached notice.
Thank you for your continued support of TJX.
Sincerely,

Carol Meyrowitz	Ernie Herrman
Executive Chairman of the Board	Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - JUNE 10, 2025
ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS

VIRTUAL SHAREHOLDERS’ MEETING AT: www.virtualshareholdermeeting.com/TJX2025	WHO CAN VOTE

The 2025 Annual Meeting of Shareholders of The TJX Companies, Inc. will be held in a virtual-only meeting format, solely by means of remote communication, on Tuesday, June 10, 2025, at 9:00 a.m. (Eastern Daylight Time (EDT)) to vote on the items listed below. Shareholders who held shares as of the record date may only attend the meeting online by logging in at: www.virtualshareholdermeeting.com/TJX2025 on the date and time provided in this notice. You will not be able to attend the meeting in person.
Please see Voting and Meeting Requirements (pp. 64-66) of the proxy statement for additional information about how to join and vote at the meeting. We encourage you to vote your proxy before the Annual Meeting.
Shareholders of record at the close of business on April 15, 2025 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements of that meeting.
ITEMS OF BUSINESS
The items to be voted on are as follows:

		Board Recommendation	Page Reference

1.	Election of the 10 directors named in this proxy statement	FOR each director nominee	5
2.	Ratification of appointment of PricewaterhouseCoopers as TJX’s independent registered public accounting firm for fiscal 2026	FOR	24
3.	Advisory approval of TJX’s executive compensation (say-on-pay)	FOR	26
Shareholders may also transact any other business properly brought before the meeting. To attend the Annual Meeting, you will need to register to access and vote at the meeting using the control number that is included on the notice of internet availability of proxy materials (the Notice of Internet Availability) you receive or, alternatively, from your proxy card or voting instruction form if you receive a hard copy of the proxy materials (which includes this proxy statement, the proxy card, and the Annual Report to Shareholders for our fiscal year ended February 1, 2025 (fiscal 2025 or FY25)). Please be sure to retain your control number, review the procedures in advance, and allow time on the day of the meeting for check-in procedures prior to the meeting.
Shareholders may submit questions for the Annual Meeting in advance of the Annual Meeting only and will not be able to submit questions during the Annual Meeting. Please see Participation in the Annual Meeting (p. 65 of the proxy statement) for information about how to submit questions.
By Order of the Board of Directors,
Alicia C. Kelly
Secretary
Framingham, Massachusetts
May 1, 2025
YOUR VOTE IS IMPORTANT. PLEASE VOTE ONE OF THE FOLLOWING WAYS:

BY PHONE	ONLINE	BY MAIL	AT VIRTUAL MEETING ON JUNE 10

Call: 1-800-690-6903	at: www.proxyvote.com	Sign and return Proxy Card (if you received a paper copy of the proxy materials)	at: www.virtualshareholder meeting.com/TJX2025
The Notice of Internet Availability or the proxy materials are being first mailed to shareholders on or about May 1, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2025: THIS PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR FISCAL 2025 ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM

ABOUT TJX

The TJX Companies, Inc. (TJX, the Company, or we) is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. We operate over 5,000 stores across nine countries and three continents, including TJ Maxx, Marshalls (together, Marmaxx), HomeGoods and Homesense (together, HomeGoods), and Sierra in the U.S.; Winners, HomeSense, and Marshalls in Canada (collectively, TJX Canada); and TK Maxx and Homesense in Europe, as well as TK Maxx in Australia (collectively, TJX International). We also have e-commerce sites for TJ Maxx, Marshalls, and Sierra in the U.S. and TK Maxx in several countries in Europe.

OUR VALUE PROPOSITION IS GLOBAL. OUR MODEL IS FLEXIBLE.

Our value proposition of brand, fashion, price, and quality resonates with our customers and is provided across our business, in stores and online. We offer a rapidly changing selection of quality, fashionable, brand name, and designer merchandise at prices generally 20% to 60% below full-price retailers’ regular prices on comparable merchandise, with a mix of good, better, and best merchandise to reach a broad range of consumers. We deliver a treasure hunt shopping experience that creates a sense of urgency and excitement by flowing fresh merchandise into our stores regularly to encourage frequent customer visits and cross-shopping across our retail banners.

Opportunistic Buying
Our flexible approach to acquiring merchandise allows us to react to frequently changing opportunities and trends in the market and to adjust when, how, and what we source. We capitalize on opportunities to acquire merchandise at substantial discounts, including department store cancellations, manufacturer overruns, closeouts from brands and other retailers, and many other kinds of opportunities that regularly arise from the production and flow of inventory in the apparel and home fashions marketplace. We also develop some merchandise ourselves, which allows us to supplement the depth of, or fill gaps in, our expected merchandise assortment.

Logistics
Our logistics and distribution operations are designed to facilitate quick, efficient, and differentiated delivery allowing us to disperse merchandise across our geographically diverse network of stores and target specific markets if needed.

Flexible Store Layout
Our stores have adaptable layouts without walls between departments and are largely free of permanent fixtures, allowing us to adjust departments to the frequently changing mix of merchandise.

Inventory Management We work to tailor merchandise to local markets and preferences and customer demographics for rapid inventory turnover on a vast array of products.

DEVELOPING OUR GLOBAL WORKFORCE AND CHAMPIONING OUR CULTURE ARE BUSINESS PRIORITIES.

Our large global workforce, which included approximately 364,000 employees (who we refer to as Associates) at the end of FY25 (including full-time, part-time, temporary, and seasonal Associates) is important to the operation and execution of our flexible off-price business model. We offer various positions in stores, distribution and fulfillment centers, and offices, providing Associates with many growth and advancement opportunities.

We seek to foster a strong, supportive, and inclusive culture so that Associates at all levels of TJX feel welcome in the Company, valued for their contributions, and engaged with our business mission. We are highly focused on teaching and mentoring to support the success of our Associates, and we believe these efforts, along with our total rewards strategies, help to promote retention, teamwork, and collaboration across our workforce.

2025 Proxy Statement	1

About TJX

FY25 BUSINESS REVIEW
Our FY25 results, highlighted below, reflect the continued strong execution of our business plans and growth strategies. Total consolidated annual sales surpassed $56 billion with consolidated comparable store sales* growth of 4% driven by increases in customer transactions across each of our divisions. We saw increases in comparable store sales across our apparel and home categories. During FY25, we successfully increased our pre-tax profit margin, generated strong cash flow, and expanded our global store base. In FY25, we also reinvested in our business to support our growth plans while simultaneously returning significant value to shareholders. FY25 was a 52-week year, and FY24 was a 53-week year.

FINANCIAL RESULTS

Net sales	Earnings per share	Operating cash flow

$56.4B 4% increase over FY24, a 53-week year	$4.26 Diluted EPS	$6.1B Ended year with $5.3 billion in cash

SHAREHOLDER VALUE CREATION

29.7% Total shareholder return for FY25	$4.1B Returned to shareholders	$139.7B Market cap at FY25 year end compared to $110.5B at FY24 year end

BUSINESS / STRATEGIC HIGHLIGHTS

Added 131 net new stores and remodeled almost 500 stores in our global store base	Opened our 5,000th store, a TJX milestone	Our world-class buying organization had over 1,300 Associates and buying offices around the globe

Earnings
Per Share

■	Diluted EPS	■	Adjusted Diluted EPS*
Annual Sales
Growth Rate

Total Shareholder Return
Growth Rate

■	TJX	■	FY25 Peer Group Average*	■	S&P 500 Index

*    See Appendix A of this proxy statement for notes on comparable store sales and reconciliations for adjusted diluted EPS. For more information about our FY25 peer group refer to The Role of Our Peer Group below.

2	The TJX Companies, Inc.

About TJX

CORPORATE RESPONSIBILITY AT TJX
At TJX, our long-standing corporate responsibility program is anchored by our Company’s mission to deliver great value to our customers every day. We have stayed focused on our mission, along with our commitment to acting as a responsible corporate citizen, for 48 years. We focus our efforts on supporting our Associates, giving back to the communities in which we operate, mitigating our impact on the environment, and operating our business with integrity.
We take a global approach to corporate responsibility, setting global priorities with regional programs and initiatives that support the broader enterprise. We generally focus our efforts where we believe we can have a meaningful impact and pursue strategies that are feasible for our off-price business model and flexible, opportunistic buying strategy. Our corporate responsibility reporting is generally organized under four pillars:

WORKPLACE	COMMUNITIES	ENVIRONMENTAL SUSTAINABILITY	RESPONSIBLE SOURCING

Supporting our Associates to feel welcome, valued, and engaged with our business mission	Helping vulnerable families and children build better futures	Pursuing initiatives that are environmentally responsible and smart for our business	Staying true to our values of honesty, integrity, and treating others with dignity and respect

Recent examples of these efforts include:
In FY24, we:
•reduced our absolute, market-based greenhouse gas emissions by 4.9% relative to FY23, as we continued to grow our business and operational footprint;
•diverted 81% of operational waste from landfill; and
•sourced 31% of energy for our own operations globally from renewable sources.
In FY25, we:
•audited, or received audit reports from, more than 3,300 factories in nearly 30 countries as part of our Global Social Compliance Program;
•completed our latest Global Inclusion Survey; and
•supported more than 2,500 nonprofit organizations around the globe, including through financial grants from The TJX Foundation, The TJX Canada Foundation, and The TK Maxx and Homesense Foundation.
Oversight and Global Collaboration
For a discussion of how we structure the management and oversight of our global corporate responsibility efforts, please see the Board Responsibilities section below.
Reporting
Visit TJX.com to read our most recent Global Corporate Responsibility Report. At TJX.com, you can also find our most recent response to the CDP Climate Change Questionnaire, our greenhouse gas emissions data, and data and information that aligns with selected voluntary frameworks, including the Sustainability Accounting Standards Board (SASB) and the United Nations Sustainable Development Goals (UN SDGs).
Information contained on our website, including within our Global Corporate Responsibility Report, as well as, among other things, discussion about our corporate responsibility priorities, initiatives, programs, and practices, is not necessarily material for purposes of the U.S. federal securities laws and is subject to the limitations and assumptions contained within those disclosures.

2025 Proxy Statement	3

VOTING ROADMAP

PROPOSAL 1
ELECTION OF DIRECTORS
The ten individuals listed below have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

	José B. Alvarez	Alan M. Bennett	Rosemary T. Berkery	David T. Ching	C. Kim Goodwin

	Ernie Herrman	Amy B. Lane	Carol Meyrowitz	Jackwyn L. Nemerov	Charles F. Wagner, Jr.

Our Corporate Governance Committee and Board believe that these nominees, who are all current members of the Board, are highly engaged directors with experience in a range of substantive areas that are important to the long-term success of our global off-price business. See Overview of Director Nominees and Identifying and Selecting Director Candidates below for more information about key areas of experience that our Corporate Governance Committee and Board consider important to TJX.

	The Board unanimously recommends that you vote FOR each director nominee.				See page 5

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS AS TJX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026
PwC is an independent registered public accounting firm with years of experience with TJX’s business. The members of the Audit and Finance Committee and Board believe the continued retention of PwC is in the best interests of the Company and its shareholders.

	The Board recommends a vote FOR this proposal.	See page 24

PROPOSAL 3

ADVISORY APPROVAL OF TJX’S EXECUTIVE COMPENSATION (SAY-ON-PAY)
The Board seeks a non-binding advisory vote to approve the compensation of our Named Executive Officers (NEOs) as described in the Compensation Discussion and Analysis (CD&A) and the Compensation Tables that follow.

	The Board recommends a vote FOR this proposal.	See page 26

4	The TJX Companies, Inc.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Corporate Governance Committee and Board believe our ten nominees, who are all current members of the Board, are highly engaged directors with experience in substantive areas that are important to the long-term success of our global off-price business. If elected, they will hold office until our 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

The Board recommends a vote FOR each director nominee.

OVERVIEW OF DIRECTOR NOMINEES
QUALIFICATIONS
The Corporate Governance Committee considers a range of factors to assess individual candidates. The Committee considers the current and future needs of the Board and looks for nominees with experience in substantive areas that are important to the long-term success of our complex, global business and the best interests of our shareholders. The Committee also considers personal and professional ethics, integrity, and values; independence; and diversity of backgrounds and experience, including as to gender, race/ethnicity, and a range of talents, ages, skills, perspectives, professional experiences, educational backgrounds, and geographies.
In the chart below, we have highlighted key focus areas of experience that the Committee considers important to TJX and our Board and indicated these areas across our eight non-executive director nominees (based on skills, knowledge, and experience, as reflected in their biographies). We have included more details about each key focus area in the Identifying and Selecting Director Candidates section below, including the relevance of these areas to the Company's business strategies and examples of related skills that we consider valuable and seek in our nominees. A nominee with relevant experience in a key focus area is not expected to have equal experience in every skill included in that area. We also do not expect all of our nominees’ skills and potential contributions to our Board to be captured by these focus areas and skills.

Leadership and Organizational Management	■	■	■	■	■	■	■	■

Retail Industry	■	■	■	■	■	■	■	■

Strategic Planning and Growth	■	■	■	■	■	■	■	■

Finance and Accounting	■	■	■	■	■	■	■	■

Technology and Digital Innovation	■	■	■	■	■	■	■	■

Human Capital Management	■	■	■	■	■	■	■	■

International Operations	■	■	■	■	■	■	■	■

Risk Management and Corporate Governance	■	■	■	■	■	■	■	■

The chart above excludes our executive nominees.

2025 Proxy Statement	5

Proposal 1: Election of Directors
BOARD COMPOSITION

Independence	Range of Tenures	Gender	Other Backgrounds*

Independent (8/10)	0-5 years (3)	Women (5)	Asian (1)
	6-10 years (3)	Men (5)	Black/African-American (1)
	11-15 years (0)		Hispanic/Latino (1)
	16+ years (4)		LGBTQ+ (1)
* based on self-identification

Independence
Under our Corporate Governance Principles, at least two-thirds of the members of our Board should be independent. An independent director is one who the Board has affirmatively determined has no material relationship with TJX (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). To help make independence determinations, the Board has adopted categorical independence standards in our Corporate Governance Principles that are based on the independence standards required by the New York Stock Exchange (NYSE) for its listed companies. As part of the Board’s annual review of director independence, the Board considers the Corporate Governance Committee’s independence assessment and recommendation. The Board also reviews and considers any transactions or relationships between any director or any member of their immediate family and TJX, in accordance with our Corporate Governance Principles (see Transactions with Related Persons below). If there are any relationships or transactions of this kind, the Board considers whether they are inconsistent with a determination that the director is independent.
As a result of this review, our Board unanimously determined that each of the following director nominees is independent: Mr. Alvarez, Mr. Bennett, Ms. Berkery, Mr. Ching, Ms. Goodwin, Ms. Lane, Ms. Nemerov, and Mr. Wagner. None of these directors had any relationship with TJX that implicated our categorical standards of independence. Ms. Meyrowitz, as Executive Chairman, and Mr. Herrman, as Chief Executive Officer and President, are executive officers of TJX and are therefore not independent.
Diversity of Backgrounds and Experience
As a global company appealing to a broad customer demographic and with hundreds of thousands of Associates in several geographies, we recognize the importance of diversity to our Company’s culture. We have a strong record of Board diversity and consider the Board collectively when evaluating Board composition. We look for a Board that represents a diversity of backgrounds and experience, including as to gender, race/ethnicity, and a range of talents, ages, skills, perspectives, professional experiences, educational backgrounds, and geographies. The Corporate Governance Committee takes diversity into account among the many factors it considers when evaluating the suitability of individual Board nominees. For over a decade, we have had diverse slates with director nominees reflecting different backgrounds. Our current Chairman of the Board and all four Committee Chairs are women. We value the many kinds of diversity represented by our Board.

6	The TJX Companies, Inc.

Proposal 1: Election of Directors

OUR DIRECTOR NOMINEES
We believe that all of our nominees possess the professional and personal qualifications necessary for service on our Board. Each nominee was elected to the Board by our shareholders in June 2024 and brings expertise, knowledge of our business, and a valuable perspective to support the long-term success of our business. We have highlighted qualifications of our director nominees in the individual biographies below. Please also see Overview of Director Nominees, Board Composition and Refreshment, and Governance Policies and Practices for additional information about the skills of our director nominees, how we assess our nominees, and how we consider overall Board composition.

José B. Alvarez

Director Since: 2020; previously served on Board from 2007 to 2018 Member: Compensation Committee and Corporate Governance Committee

Experience and Qualifications:
•Clinical Professor of Business Administration, Tuck School of Business at Dartmouth (2022 to current)
•Senior Lecturer, Harvard Business School (2009 to 2023)
•Executive Vice President – Global Business Development, Royal Ahold N.V., now Royal Ahold Delhaize N.V. (2008)
•Various key management positions, including Chief Executive Officer and Executive Vice President, Supply Chain and Logistics, Stop & Shop/Giant-Landover (2001 to 2008)
•Previously served in various executive positions at Shaw's Supermarkets and American Stores Company (1990 to 2001)
Mr. Alvarez, 62, has a long career in the retail industry, including experience as a researcher and educator on the industry, which along with his public company directorships, provide him with deep expertise in global retail chain management, including organizational leadership, store and human capital management, e-commerce, global sourcing and business operations, merchandising, marketing, and strategic planning.
Mr. Alvarez served as a director of United Rentals, Inc. from 2009 until May 2024.

Alan M. Bennett

Director Since: 2007 Independent Lead Director Member: Compensation Committee, Corporate Governance Committee, and Executive Committee

Experience and Qualifications:
•President and Chief Executive Officer, H&R Block, Inc. (2010 to retirement in 2011)
•Interim Chief Executive Officer, H&R Block, Inc. (2007 to 2008)
•Senior Vice President and Chief Financial Officer and a Member of the Office of the Chairman, Aetna Inc. (2001 to 2007)
•Various senior financial management positions, Aetna Inc. (1995 to 2001)
•Various senior management roles in finance and sales/marketing, Pirelli Armstrong Tire Corporation (1981 to 1995)
•Previously served in various positions at Ernst & Ernst, now Ernst & Young LLP
Mr. Bennett, 74, brings leadership and risk management experience through his senior management roles in two large, established financial businesses and public company directorships, as well as financial expertise including financial and capital structure management, taxes, accounting, internal controls, planning, and financial reporting.
Mr. Bennett has also been a director of Halliburton Company since 2006 and Fluor Corporation since 2011.

2025 Proxy Statement	7

Proposal 1: Election of Directors

Rosemary T. Berkery

Director Since: 2018 Chair: Compensation Committee Member: Audit and Finance Committee

Experience and Qualifications:
•Chairman, UBS Bank USA and Vice Chairman, UBS Wealth Management Americas (2010 to retirement in 2018)
•Chief Executive Officer, UBS Bank USA (2010 to 2015)
•Vice Chairman, Merrill Lynch & Co., Inc. (2007 to 2008)
•Executive Vice President and General Counsel, Merrill Lynch & Co., Inc. (2001 to 2008)
•Previously served in various senior roles at Merrill Lynch & Co., Inc. (1983 to 2008)
Ms. Berkery, 72, had a long career as a senior executive in the financial services industry, which provided her with expertise in finance, strategic planning and investment, wealth management, and management of complex global organizations, as well as significant corporate governance experience, including in compliance, regulatory, and risk management oversight.
Ms. Berkery has also been a director of Fluor Corporation since 2010.

David T. Ching

Director Since: 2007 Chair: IT Subcommittee of the Audit and Finance Committee Member: Audit and Finance Committee and Corporate Governance Committee

Experience and Qualifications:
•Consultant, DTC Associates LLC (2013 to current)
•Senior Vice President and Chief Information Officer, Safeway Inc. (1994 to 2013)
•General Manager, British American Consulting Group (1994)
•Previously served in various senior management positions, including Senior Vice President of Information Systems, Lucky Stores Inc. (1979 to 1993)
Mr. Ching, 72, brings strong technology and related management experience in the retail industry, providing him with expertise in information systems and security, including risk management and internal controls, technology implementation and operation, reporting, and supply chain distribution in the retail industry.

C. Kim Goodwin

Director Since: 2020 Member: Audit and Finance Committee and Compensation Committee

Experience and Qualifications:
•Private Investor (2008 to current)
•Managing Director and Head of Equities (Global), Asset Management Division, Credit Suisse Group AG (2006 to 2008)
•Chief Investment Officer – Equities, State Street Research & Management Co. (2002 to 2005)
Ms. Goodwin, 65, is an experienced financial services professional. Her many years of experience in investment and financial services, as well as her years of service as a public company director in various industries, provide Ms. Goodwin with strong analytical skills, business acumen, and experience in risk assessment and management, as well as a deep understanding of financial markets, capital structure and strategic planning and growth.
Ms. Goodwin has also been a director of Popular, Inc. since 2011 and General Mills since 2022.

8	The TJX Companies, Inc.

Proposal 1: Election of Directors

Ernie Herrman

Director Since: 2015 Chief Executive Officer and President

Experience and Qualifications:
•Chief Executive Officer, TJX (2016 to current)
•President, TJX (2011 to current)
•Senior Executive Vice President, Group President, Marmaxx, HomeGoods and TJX Canada (2008 to 2011)
•President, Marmaxx (2005 to 2008)
•Senior Executive Vice President, Chief Operating Officer, Marmaxx (2004 to 2005)
•Previously served in various merchandising roles, TJX (1989 to 2004)
As Chief Executive Officer and President of TJX, Mr. Herrman, 64, has managed a complex global retail business in a significantly evolving landscape and overseen TJX's near- and long-term strategy, including global expansion strategy, through various economic conditions and challenges. In his current role and through the other positions Mr. Herrman has held with the Company, Mr. Herrman has a deep understanding of TJX and broad experience in all aspects of off-price retail, including merchandising, organizational management, talent development, business strategy, finance and accounting, innovation, international operations, marketing, real estate, buying, and distribution.

Amy B. Lane

Director Since: 2005 Chair: Audit and Finance Committee Member: Executive Committee

Experience and Qualifications:
•Managing Director and Group Leader, Global Retailing Investment Banking Group, Merrill Lynch & Co., Inc. (1997 to retirement in 2002)
•Managing Director, Retail Industry Investment, Salomon Brothers (1989 to 1996)
Ms. Lane, 72, has experience as the leader of two investment banking practices covering the global retailing industry, which has given her substantial experience with financial services, international markets, strategic acquisitions, finance and accounting, capital structure, and divestitures in that industry, as well as leadership, organizational management and strategic planning.
Ms. Lane has also been a director of NextEra Energy, Inc. since 2015 and FedEx Corporation since 2022. She served on the board of trustees of Urban Edge Properties, a public company, from 2015 until 2022 and on the board of directors of GNC Holdings, Inc. from 2011 until 2020.

Carol Meyrowitz

Director Since: 2006 Executive Chairman of the Board Chair: Executive Committee

Experience and Qualifications:
•Executive Chairman of the Board, TJX (2016 to current)
•Chairman of the Board, TJX (2015 to 2016); Chief Executive Officer, TJX (2007 to 2016)
•President, TJX (2005 to 2011)
•Senior Executive Vice President, TJX (2004 to 2005); President, Marmaxx (2001 to 2005); Executive Vice President, TJX (2001 to 2004)
•Previously served in various senior management and merchandising positions, Marmaxx, Chadwick's of Boston and Hit or Miss, former divisions of TJX (1983 to 2001)
As Executive Chairman of the Board and through other senior positions held with TJX, Ms. Meyrowitz, 71, has extensive knowledge of and insight into our business, in addition to broad experience in all aspects of off-price retail, including innovation, business strategy, supply chain, distribution and logistics, marketing, real estate, finance and accounting, and international operations.

2025 Proxy Statement	9

Proposal 1: Election of Directors

Jackwyn L. Nemerov

Director Since: 2016 Chair: Corporate Governance Committee Member: Compensation Committee

Experience and Qualifications:
•President and Chief Operating Officer, Ralph Lauren Corporation (2013 to retirement in 2015); member of board of directors 2007-2015)
•Executive Vice President, Ralph Lauren Corporation (2004 to 2013)
•Previously served in various executive positions in the retail industry, including President and Chief Operating Officer of the Jones Apparel Group (1998 to 2002)
Ms. Nemerov, 73, brings extensive retail, brand management, and operations experience, which, along with her related board and management positions in the apparel and retail industry, provide her with corporate governance and risk oversight experience as well as valuable expertise in consumer insights, e-commerce, human capital management, global sourcing and supply chain management, manufacturing, merchandising, and licensing.

Charles F. Wagner, Jr.

Director Since: 2023 Member: Audit and Finance Committee

Experience and Qualifications:
•Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc. (2019 to current)
•Executive Vice President, Finance and Chief Financial Officer at Ortho Clinical Diagnostics (2015 to 2019)
•Executive Vice President, Finance & Administration and Chief Financial Officer, Bruker Corporation (2012 to 2015)
•Executive Vice President, Finance & Administration and Chief Financial Officer, Progress Software (2010 to 2012)
•Vice President and Chief Financial Officer, Millipore Corporation (2002 to 2010)
•Previously served in various senior financial roles at Bain & Company and Coopers & Lybrand (1990 to 2002)
Mr. Wagner, 57, oversees a range of functions including accounting, finance, internal audit, investor relations, business development, and global security and facilities as Executive Vice President and Chief Financial Officer of Vertex. In addition, Mr. Wagner was appointed Chief Operating Officer of Vertex, effective July 1, 2025. Mr. Wagner's ongoing role as a senior financial executive and his many years of experience overseeing various aspects of corporate operations, internal controls, information technology and systems functions, and business growth and strategy provide him with strong business judgment, experience in compliance and risk assessment and management, and expertise in considering corporate strategies.

10	The TJX Companies, Inc.

CORPORATE GOVERNANCE

GOVERNANCE AT-A-GLANCE
The Board is responsible for overseeing TJX's risks and regularly monitoring the effectiveness of management's implementation of strategy, policies, and decisions. Below are select core practices and policies from our corporate governance framework that help support the Board's principled and effective decision-making and oversight.

Board Composition
Lead Independent Director: Provides independent Board leadership.
Majority Independent: 8 out of our 10 director nominees are independent.
Separate Chairman and CEO: Our CEO and President is focused on leading our complex global business.
Our Executive Chairman is an active and integral member of our senior executive team and leads the Board.

Committee Leadership: Each director on our standing committees, other than the Executive Committee, is independent.
Refreshment: Our Board considers opportunities for refreshment on an ongoing basis.
Diverse Composition: Our Board has a strong record of diversity of backgrounds and experience to support our business strategy.
Financial Expertise: The Board has determined that four out of five of our Audit and Finance Committee members qualify as an “audit committee financial expert” as defined under SEC rules.
Annual Evaluations: Our Board, committees, and individual directors conduct annual performance self-evaluations.
Board Oversight
Strategy and Risk Oversight: Our Board has regular discussions focused on long-term strategy and oversight of strategic, financial, and execution risks.
Executive Sessions: Board and committee meetings include executive sessions of independent directors.
Executive Succession Planning: Our Board reviews management succession planning regularly.
Governance Policies: We have stock ownership guidelines for our directors and executive officers, clawback and other recoupment provisions that apply to executive officer compensation, and prohibitions on hedging and pledging transactions that apply to our directors, executive officers, and other designated Associates.

Board Development
Onboarding and Ongoing Education: New directors receive an onboarding orientation, and the Board has regularly scheduled education sessions on topics that facilitate the execution of risk oversight and strategic planning duties.

Access to Management: Our Board has significant interaction with senior management and access to other Associates.
Regular Site Visits: Our Board has regularly scheduled site visits to our stores, distribution centers, and offices.
Time Commitment Criteria: Our Corporate Governance Principles contain director time commitment criteria that are aligned with major institutional guidelines, reflecting expectations that directors continue to engage and develop in areas relevant to the Company and industry as part of their oversight role.

Shareholder Rights and Accountability
Annual Election of Directors: All directors are elected annually for a one-year term.
Majority Voting: We have a majority voting standard for uncontested elections of directors.
Director Resignation Policy: Incumbent directors are required to provide an irrevocable contingent resignation to be considered by the Board if that director receives a greater number of votes cast against his or her election than votes cast for such election.

Proxy Access: Up to 20 shareholders owning at least 3% of our outstanding shares continuously for three years may nominate up to the greater of two directors or 20% of our Board (20/3/3/20).
Shareholder Engagement: We have a robust, year-round shareholder engagement program.

2025 Proxy Statement	11

Corporate Governance

BOARD COMPOSITION AND REFRESHMENT
IDENTIFYING AND SELECTING DIRECTOR CANDIDATES
The Corporate Governance Committee is responsible for identifying, screening, and recruiting candidates to serve as directors and recommending these candidates to the Board. The Committee regularly and actively seeks qualified individuals as part of its process for identifying and evaluating Board candidates, including reviewing candidates recommended by shareholders. Our Committee Chair may evaluate recommendations provided for consideration from several sources, such as current Board members, management or other Associates, shareholders, and industry contacts; may review lists of potential candidates from third-party sources, such as leaders of finance or other industries and senior executives of public companies; and may engage a third-party search firm to expand the Committee’s search and assist in compiling information about possible candidates.
The Committee considers a range of factors when assessing potential director nominees, including Board members who could stand for re-election and new candidates. These factors include personal and professional ethics, integrity, and values; independence; and diversity of backgrounds and experience, including as to gender, race/ethnicity, and a range of talents, ages, skills, perspectives, professional experiences, educational backgrounds, and geographies. At the same time, the Committee considers the current and future needs of the Board and looks for nominees with experience in substantive areas that are important to the long-term success of our complex, global business and the best interests of our shareholders. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a slate for election that the Committee believes can best serve the Company and our shareholders. The table below provides a current set of key focus areas, how they are relevant to the characteristics of our business and strategic priorities, and related skills we find valuable and seek in director nominees.

Key focus area	TJX business characteristics and priorities	Skills we seek in our director nominees

Leadership and Organizational Management	Strategic execution of our flexible business model within the global scale and complexity of our operations	•Management of large, complex organizations •Leadership strategy •Operational oversight

Retail Industry	Driving profitable sales and increasing market share in dynamic and competitive retail environments	•Marketing and brand management •Consumer insights •Supply chain / distribution and logistics •Merchandising

Strategic Planning and Growth	Near-, mid-, and long-term growth strategies and potential future business needs and opportunities	•New business strategy and innovation •Strategic acquisitions and integration •Sustainable growth / growth strategies

Finance and Accounting	Financial management and accurate disclosure	•Accounting and/or auditing •Finance and capital structure •Internal controls

Technology and Digital Innovation	Technology and business innovation used effectively to operate and grow our off-price business	•Information technology and systems •Information security; cybersecurity •E-commerce •Digital innovation

Human Capital Management	Developing talent and championing TJX culture throughout our large, global workforce	•Succession planning •Talent development practices •Executive compensation •Managing culture •Inclusion and diversity

International Operations	Operating thousands of stores across nine countries and sourcing merchandise around the world	•Global business operations •International markets •Global sourcing

Risk Management and Corporate Governance	Management of strategic, financial, and execution risks, exposures, and compliance obligations	•Risk oversight •Sustainability / environmental •Compliance and regulatory oversight •Corporate governance

12	The TJX Companies, Inc.

Corporate Governance
The Corporate Governance Committee has a policy for shareholder recommendations of candidates for director nominees, which is available on our website. Any shareholder may submit, in writing, one candidate for consideration for each shareholder meeting at which directors are to be elected. Shareholders wishing to recommend a candidate must submit the recommendation by a date not later than the 120th calendar day before the first anniversary of the date that we released our proxy statement to shareholders in connection with the previous year’s annual meeting.
Recommendations should be sent to the Corporate Secretary of TJX:
Office of the Secretary/Legal Department
The TJX Companies, Inc.
770 Cochituate Road
Framingham, Massachusetts 01701
As described in this policy, a recommendation must provide specified information about the candidate as well as certifications from, and consents and agreements of, the candidate. The Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders in the same manner as candidates from other sources. The Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.
ANNUAL BOARD, COMMITTEE, AND INDIVIDUAL DIRECTOR EVALUATIONS
The Board believes it is important to have highly engaged directors and that the Board’s skills and experience be aligned with the changing needs of the Company for current and future business environments. A thoughtful annual evaluation process is a key component of assessing the Board's overall effectiveness and for providing constructive feedback to individual directors. Our Corporate Governance Committee oversees the annual performance evaluation of the Board as a whole, our Executive Chairman, our independent Lead Director, and each of our individual directors, as well as the process for annual Committee self-evaluations. These evaluation processes, including format and scope of questions, are reviewed annually by the Corporate Governance Committee. The Board and its committees use the results of the evaluation process to inform and enhance the Board's functioning, including, for example, consideration of committee composition and chairs and recommendations for director education programs.
Evaluation topics cover several areas, including: Board culture and communication; director access to management; overall Board functioning and effectiveness; committee effectiveness and structure; Board meetings and materials; and director contributions.
This annual evaluation process generally includes:

1	2	3	4

Commencing annual Board evaluation of individual directors and of the Board overall with one-on-one interviews or written evaluations, focusing on consideration of Board skills and practices and the future needs of the Board. Candid feedback is encouraged.

Reviewing and assessing anonymized responses to formal inquiry and each director’s observations and feedback on Board effectiveness; determining opportunities for continued development as well as recommendations and opportunities for the Board.

Robust discussion with the Board collectively and with feedback delivered to individual directors directly to consider actionable opportunities and implementation timelines, including suggestions for meeting topics, meeting format, and other administrative topics.
Conducting separate annual self-assessments of each independent Committee, including the Committee Chair, with the formal process overseen by the Corporate Governance Committee.
MAJORITY VOTING FOR ELECTION OF DIRECTORS
Our by-laws provide for the election of directors in an uncontested election by a majority of the shares properly cast at the meeting. Our Corporate Governance Principles require any incumbent nominee for director to provide an irrevocable contingent resignation to the Corporate Secretary of TJX at least 14 days in advance of the distribution date for proxy solicitation materials for the shareholder meeting at which such director is expected to be nominated to stand for election. This resignation would be effective only if (a) the director fails to receive the requisite majority vote in an uncontested election and (b) the Board accepts the resignation. Our Corporate Governance Principles provide procedures for the consideration of this kind of resignation by the Board. Within 90 days of the date of the annual meeting of shareholders, the Board, with the recommendation of the Corporate Governance Committee, will act upon such resignation. In making its decision, the Board will consider the best interests of TJX and its shareholders and will take what it deems to be appropriate action, which may include accepting or rejecting the resignation or taking further measures to address those concerns that were the basis for the underlying shareholder vote.

2025 Proxy Statement	13

Corporate Governance

BOARD LEADERSHIP AND COMMITTEES
LEADERSHIP STRUCTURE

Ernie Herrman	Carol Meyrowitz	Alan M. Bennett
CHIEF EXECUTIVE OFFICER AND PRESIDENT	EXECUTIVE CHAIRMAN	LEAD DIRECTOR

Key Responsibilities: Lead complex multi-banner global business; oversee TJX executive functions throughout the global organization; establish, drive, and assess strategic initiatives and long-term corporate strategy, including strategies for global expansion; drive long-term profitable growth; champion TJX culture; oversee and support development of senior management team and talent throughout the organization

Key Responsibilities: Serve as Chairman of Board, planning and leading Board meetings; as an active and integral member of senior executive team, provide strategic advice and industry insights and expertise to drive long-term growth

Key Responsibilities: Provide independent Board leadership through management of executive sessions and coordination on Board meeting topics and planning; offer guidance and oversight through regular communications with independent directors, the CEO, the Executive Chairman, and other executive leaders

Our Board has separated the role of CEO and Chairman. As the Board prefers to maintain the flexibility to determine the leadership structure that serves the best interests of the Company and our shareholders, we do not have a formal policy on separation of the CEO and Chairman roles and review our leadership structure on an annual basis. Carol Meyrowitz has served as Chairman of the Board since June 2015 and as Executive Chairman since the beginning of fiscal 2017 when Ernie Herrman succeeded her as Chief Executive Officer. Ms. Meyrowitz has wide-ranging, in-depth knowledge of our business arising from her many years of service to TJX. As Executive Chairman, she has provided, and is expected to continue to provide, effective leadership to the Board and, in her role as an executive officer of the Company, advice and industry expertise and support for management.
As provided in our Corporate Governance Principles, because our current Chairman is not independent, our independent directors have elected an independent Lead Director, Alan Bennett, to serve as a liaison between the independent directors, the Executive Chairman, and management. The Board believes that the separate roles of Chairman, Chief Executive Officer, and Lead Director best serve the current needs and are in the best interest of TJX’s business and shareholders.
LEAD DIRECTOR ROLE AND RESPONSIBILITIES
The duties of our Lead Director include:
•Meeting at least quarterly with our Chief Executive Officer and Executive Chairman
•Meeting with other executives and senior leadership as necessary
•Approving Board meeting schedules and agendas
•Scheduling meetings and setting agendas for discussions of the independent directors
•Presiding at meeting sessions of the independent directors
•Presiding at meetings of the Board in the absence of the Executive Chairman, including Executive Sessions of the independent directors
•Maintaining authority to call meetings and Executive Sessions of the independent directors
•After each scheduled Board meeting, communicating with the Executive Chairman and CEO to provide feedback and recommendations of the independent directors
•Coordinating with the Executive Chairman and CEO to select presentation topics and outside advisors for Board meetings
•Attending the meetings of each Board Committee
•Regularly serving as a liaison between independent directors and executive management, including when special circumstances arise

14	The TJX Companies, Inc.

Corporate Governance
•Coordinating with and supporting Committee Chairs, including through additional meetings and monitoring flow of information from Committee Chairs to the full Board
•Staying informed about shareholder inquiries and engagement
•Being advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management, or raise legal, ethical or compliance concerns about Company policies or practices, consistent with relevant Company policies
•Participating in crisis management oversight, as appropriate
•Undertaking other responsibilities designated by the independent directors, or as otherwise considered appropriate
COMMITTEES OF THE BOARD
The Board of Directors has four standing Committees: Audit and Finance, Compensation, Corporate Governance, and Executive Committee. All members of the Audit and Finance, Compensation, and Corporate Governance Committees are non-employee directors and meet the independence standards adopted by the Board in compliance with NYSE listing standards for that Committee. The Executive Committee includes our Executive Chairman, who is not independent. While each Committee has specific, designated responsibilities, each Committee may act on behalf of the entire Board to the extent designated by its respective charter or otherwise by the Board. Each Committee may also delegate its authority to a subcommittee, or to any other person, to the extent such Committee determines that delegation to be appropriate and permitted by applicable law, regulations, and listing standards. The Corporate Governance Committee annually reviews and makes recommendations on the composition of our standing Committees.
Each director attended at least 75% of all FY25 meetings of the Board and Committees of which they were then members. Our Committees also regularly invite all other Board members to join their meetings and, as necessary, otherwise report on their activities to the entire Board. The full Board met five times in FY25. The table below provides information about current membership and the meetings of the Committees during FY25:

Name	Audit and Finance	Corporate Governance	Compensation	Executive
José B. Alvarez
Alan M. Bennett
Rosemary T. Berkery
David T. Ching
C. Kim Goodwin
Ernie Herrman
Amy B. Lane
Carol Meyrowitz
Jackwyn L. Nemerov
Charles F. Wagner, Jr.
Number of meetings during fiscal 2025	12	5	6	2

Committee Chair
Committee Member

2025 Proxy Statement	15

Corporate Governance

Audit and Finance Committee

Ms. Lane, Chair; Ms. Berkery; Mr. Ching; Ms. Goodwin; and Mr. Wagner

The Audit and Finance Committee assists the Board in its oversight of the integrity of the Company’s financial statements and is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Responsibilities include, among other things:
•reviewing and discussing with management, internal auditors, and the independent registered public accounting firm our quarterly and annual financial statements, including the accounting principles and procedures applied in their preparation and any changes in accounting policies;
•monitoring our system of internal financial controls and accounting practices;
•overseeing the audit process, including the annual audit;
•overseeing our compliance and ethics programs;
•assisting the Board in its oversight of the Company’s enterprise risk management program;
•reviewing risks related to information systems, information security, data privacy, and cybersecurity;
•establishing and maintaining procedures for receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and procedures for confidential, anonymous submissions by Associates, regarding questionable accounting or auditing matters;
•selecting, retaining, negotiating, and approving the compensation of, overseeing, and if necessary, replacing, the independent registered public accounting firm;
•pre-approving all work by the independent registered public accounting firm;
•reviewing and making recommendations to the Board with respect to dividends and stock repurchase programs;
•reviewing our financing plans and strategies; financial condition; capital structure; tax strategies, liabilities, and payments; and insurance programs;
•approving our cash investment policies, foreign exchange risk management policies, commodity hedging policies, capital investment criteria, and agreements for borrowing by us and our subsidiaries from banks and other financial institutions;
•reviewing investment policies, performance, and actuarial status of our pension and other retirement benefit plans; and
•other matters as the Board considers appropriate.
As part of these responsibilities, in addition to assuring the regular rotation of the lead partner of the independent auditor, as required by law, the Audit and Finance Committee, including its Chair, is involved in the selection of, and reviews and evaluates the performance of, the independent auditor, including the lead audit partner, and further considers whether there should be regular rotation of the audit function among firms.

Compensation Committee

Ms. Berkery, Chair; Mr. Alvarez; Mr. Bennett; Ms. Goodwin; and Ms. Nemerov

The Compensation Committee’s responsibilities include, among other things:
•reviewing and approving the structure and philosophy of compensation of the Chief Executive Officer, other executive officers, and senior Associates;
•approving the compensation and benefits, including equity awards, bonuses, and other awards and incentives, of our executive officers and other Associates in those categories as are from time to time identified by the Compensation Committee;
•determining the compensation and benefits of the Chief Executive Officer, including equity awards, bonuses, and other awards and incentives, based on the evaluation by the Corporate Governance Committee of the Chief Executive Officer’s performance and such other factors as the Compensation Committee deems relevant;
•determining the performance goals and performance criteria under our incentive plans;
•approving the terms of employment of our executive officers, including any employment and other agreements with such officers;
•overseeing the administration of our incentive plans and other compensatory plans and funding arrangements;
•overseeing the administration of the Company's Policy for Recovery of Executive Officer Incentive Compensation;
•assisting the Board in its oversight of human capital matters with respect to the compensation and benefits of our Associates;
•reviewing broad-based talent and rewards strategies and practices for our Associates relating to such matters and categories of Associates as are from time to time identified by the Compensation Committee;
•reviewing and discussing with management the risks associated with our overall compensation policies and practices, including an annual risk assessment of compensation policies and practices for our Associates; and
•reviewing and undertaking other matters that the Board or the Compensation Committee deems appropriate.

16	The TJX Companies, Inc.

Corporate Governance

Corporate Governance Committee

Ms. Nemerov, Chair; Mr. Alvarez; Mr. Bennett; and Mr. Ching

The Corporate Governance Committee’s responsibilities include, among other things:
•recommending director nominees to the Board;
•overseeing the Company's corporate governance, including developing, recommending to the Board, and reviewing corporate governance principles;
•assisting the Board in its oversight of the Company’s strategies concerning significant environmental and social matters affecting the Company and its business;
•overseeing, reviewing, and approving any transaction in which the Company, any director, director nominee, executive officer (or their immediate family members), or any greater than 5% shareholders (or their immediate family members) is a participant and has a direct or indirect material interest, as provided under SEC rules;
•considering matters raised by shareholder proposals submitted to the Company;
•reviewing practices and policies with respect to directors and the structure and frequency of Board meetings;
•reviewing the functions, duties, and composition of the Committees of the Board and making recommendations regarding compensation for Board and Committee members;
•recommending processes for the annual evaluations of the performance of the Board, each individual director, the Chairman of the Board, the independent Lead Director, and each Committee and its Chair and overseeing the evaluation processes;
•considering and making recommendations to the Board with respect to the independence of each director and any possible conflicts of interest of our directors;
•establishing performance objectives for the Chief Executive Officer and annually evaluating the performance of the Chief Executive Officer against such objectives; and
•overseeing the maintenance and presentation to the Board of management’s plans for succession to the Chief Executive Officer and other senior management positions.

Executive Committee

Ms. Meyrowitz, Chair; Mr. Bennett; and Ms. Lane

The Executive Committee meets at such times as it determines to be appropriate and has the authority to act for the Board on specified matters during the intervals between meetings of the Board. The Executive Committee met twice during FY25.
More details about each Committee can be found in their respective charters, which are available on TJX.com.

2025 Proxy Statement	17

Corporate Governance

BOARD RESPONSIBILITIES
OVERSIGHT OF STRATEGY
Our Board of Directors is responsible for overseeing the business and management of the Company. Our Board meetings include regular sessions with executives across key functions, including Finance, Tax, IT, Cybersecurity, Risk and Compliance, Human Resources, Logistics, and Marketing, that keep the Board informed on implementation of operational goals, current performance, and planning for near-, medium-, and long-term strategies. In addition, the Board convenes at least one dedicated annual session focused on long-term strategy and potential future business needs and opportunities. For FY25, our business priorities continued to focus on these key areas: driving profitable sales, increasing market share, developing talent, and championing TJX culture.
RISK OVERSIGHT STRUCTURE

THE BOARD

The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to TJX. The Board reviews risks including:
•strategic, financial, and execution risks and exposures associated with our annual business plan and longer-term plans that may present material risk to our business, operations, financial position, or cash flows;
•senior management succession planning; and
•matters that may present material risk to our prospects or reputation, including those related to cybersecurity, human capital management, supply chain, and environmental sustainability.

BOARD COMMITTEES

The Audit and Finance Committee reviews risks associated with financing plans; investment policies; capital structure, financial reporting, accounting, internal controls over financial reporting; ethics and compliance programs; information systems, information security, data privacy, and cybersecurity; and funding of our pension and retirement benefit plans, and also helps oversee processes to identify material risks, including through our enterprise risk management program.

The Compensation Committee reviews risks associated with the Company’s overall compensation policies and practices, including an annual compensation risk assessment, and assists the Board in its oversight of human capital matters with respect to the compensation and benefits of the Company’s Associates.

The Corporate Governance Committee reviews risks related to Board composition, refreshment, and evaluation; CEO evaluations and management succession; and potential conflicts of interest and related party transactions, and also assists the Board in its oversight of significant environmental and social matters affecting the Company.

MANAGEMENT

•Management is responsible for managing risk and identifying for the Board’s attention risks that are material to TJX. The Board is responsible for giving such risks due consideration and, where appropriate, reviewing and considering or investigating the risks further.
•Management responsibilities are coordinated through its compliance, internal audit, and other functions, which report regularly to the Board and Committees through the Chief Risk and Compliance Officer or other management representatives.
•Reporting to the Board in key areas is supported by senior leaders across global functional teams.
•In several key areas, risk assessment and oversight is also supported by cross functional operational committees, including for cybersecurity, environmental sustainability, and social compliance.

ENTERPRISE RISK MANAGEMENT PROGRAM

The enterprise risk management program is a global process for evaluating a broad range of risks to the business. The process analyzes global operational feedback annually in an effort to identify, understand, and mitigate key risks based on their probability and severity. The Board is kept informed of ongoing management and mitigation efforts related to key risks. In addition to the annual evaluation of our enterprise risk management program, the Board and its Committees receive at least quarterly updates from our Chief Risk and Compliance Officer.

18	The TJX Companies, Inc.

Corporate Governance
SELECT AREAS OF BOARD OVERSIGHT
The Board oversees and guides the Company's strategic direction by regularly discussing business strategy with management, receiving updates on ongoing operations, specific topics in key function areas, significant strategic initiatives, and certain corporate responsibility matters and generally using this information to monitor and manage risks associated with the business, directly and through its Committee structure. Throughout the year, the Board and Committees discuss operations across our reporting segments and consider the effectiveness of our ongoing corporate strategy as well as our core business priorities. Through these meetings, the Board and Committees also consider drivers of our business execution and relevant challenges and risks to help support the long-term success of the business. The following highlights selected areas of oversight.
Culture and Human Capital Management
Our Board oversees risks and opportunities related to management of our large, global workforce, including through oversight of our management succession planning; consideration of our total rewards strategy and of the cultural factors and leadership competencies we use to express our organizational values; regular review of financial plans and expenditures; and oversight of our enterprise risk management program. Our Board also, directly and through its Committees, receives periodic updates on key topics such as strategies for attracting and retaining talent, our merchant training program, Associate relations, our inclusion and diversity initiatives, wage and benefit strategies, and our compliance programs. Under its charter, the Compensation Committee helps supports the Board’s oversight of broad-based compensation and benefits matters as well as executive compensation. Board members also visit our stores, distribution centers, and other facilities to gain a real-time view of our operations, customer service, and culture.
Management Succession Planning and Leadership Development
The Board oversees our management succession planning, including CEO succession planning. In addition to regularly scheduled sessions focused on leadership assessment and organizational planning, the Board meets with senior leadership in other formal and informal settings that provide visibility into our talent pipeline and broader exposure to the management of the Company. Board members regularly meet with divisional leadership, heads of key operational functions, and other members of Company management during Board meetings, separately requested meetings with management, and formal and informal group meetings and presentations. We believe it is important to our long-term success that our management continue to focus on talent and leadership development, including training and mentoring, to foster expertise in our distinctive business model and to support our succession planning.
Cybersecurity
As a global retailer, we are mindful of the ongoing risks to our IT systems and operations from various sources and have implemented processes to monitor and mitigate these risks. We integrate cybersecurity risk into our broader enterprise risk management framework. Our Board has oversight of the systems and processes established to report and monitor the most significant risks to our business (including those related to cybersecurity) and administers this oversight with respect to cybersecurity directly and through our Audit and Finance Committee. Our Audit and Finance Committee reviews IT and cybersecurity risks and related topics with senior management on at least a quarterly basis. Significant cybersecurity risks identified by our Audit and Finance Committee are reported to the Board for review and consideration. Our Board has also had dedicated sessions during Board meetings on specific cybersecurity topics both led by our IT senior leaders and by outside advisors as part of its cybersecurity oversight practices. Additionally, outside of regular Board and committee meetings, the Chair of the IT Subcommittee of the Audit and Finance Committee meets with senior management (including the Chief Information Security Officer (CISO) and the Executive Vice President, Chief Information Officer (CIO)) on at least a quarterly basis to remain informed of and support the Company’s cybersecurity programs, including the Company’s assessment of current threats, defensive efforts, and other organizational initiatives.
For many years, we have maintained an Information Management Program that is overseen by TJX’s Information Management Steering Committee (IMSC), which is a cross-functional group consisting of senior leaders from areas such as IT, Cybersecurity, Risk and Compliance, Privacy, Legal, and Audit. This Committee is responsible for developing and updating policies to support TJX’s Information Management Program and enhance the overall privacy, information security, and records management posture of TJX. Our information security program is overseen by our CISO, who reports to our CIO. Our CISO is informed about and monitors the prevention, detection, and mitigation of cybersecurity threats through his management of, and participation in, TJX’s cybersecurity risk management and strategy processes.
Corporate Responsibility
The Board has oversight responsibility of our global corporate responsibility strategies, which include our global environmental sustainability and social compliance programs, among others. An executive steering committee, chaired by a Senior Executive Vice President (SEVP) who reports to the CEO and consisting of other senior executive leaders from functions including Finance, Legal, Human Resources, Marketing, and Operations, is responsible for providing strategic management oversight, guidance, and support related to corporate responsibility priorities in alignment with our business priorities. The scope of the executive steering committee's work extends across business functions and geographies, and the executive steering committee also is responsible for providing periodic updates to the Board.

2025 Proxy Statement	19

Corporate Governance
Senior leaders from Corporate Finance, Environmental Sustainability, and Human Resources form a corporate responsibility leadership committee. The leadership committee's responsibilities include supporting efforts around our global corporate responsibility strategies, including those related to regulatory reporting; overseeing progress against our environmental sustainability goals; considering adoption of additional goals and opportunities aligned with our corporate responsibility priorities; providing periodic updates to the executive steering committee; and sponsoring and tracking the progress of functional teams. Functional teams throughout our global organization are responsible for the collaboration, strategy, and execution against our corporate responsibility initiatives, regulatory reports and voluntary disclosures, and progress against our environmental goals.
The Board's oversight role is supported by these cross functional committees and teams. For example, the Board has received updates on the development of our global environmental sustainability goals, the leadership committee's support of the functional teams responsible for executing on them, and progress toward meeting the goals.
Compensation Risk Assessment
In addition to our regular enterprise risk assessment process, we review the risks associated with our compensation plans and arrangements. In FY25, the Compensation Committee conducted a compensation risk assessment that covered overall compensation policies and practices for TJX’s Associates and determined that they do not give rise to risks that are reasonably likely to have a material adverse effect on TJX. The assessment was led by our Chief Risk and Compliance Officer, whose responsibilities include leadership of our enterprise risk management process, in coordination with our internal legal team, and included consultation with and input from senior executives, the Compensation Committee’s independent compensation consultant, and external legal counsel. The assessment considered, among other things, the balance of potential risks and rewards related to our compensation programs and the role of those programs in implementing our corporate strategy. The assessment also considered factors intended to monitor, mitigate and manage compensation-related risk at TJX including Board and Committee oversight; the Compensation Committee’s use of an independent compensation consultant; compensation mix, caps on payouts, and emphasis on performance-based pay; market checks; our talent strategies including broad-based pay and benefits initiatives; Associate communications and training; and clawback and other recoupment policies, hedging and pledging prohibitions, and other company policies, internal controls, and risk management initiatives.

20	The TJX Companies, Inc.

Corporate Governance

ENGAGING WITH SHAREHOLDERS
We value engagement with our shareholders and have a robust investor relations program throughout the year focused on business results and outlook. In addition, we communicate throughout the year with shareholders and other stakeholders on our corporate responsibility efforts, and the Board considers a range of stakeholder perspectives in discharging its oversight responsibilities. We engage with shareholders through various means, including in meetings, on calls, at conferences, via written and electronic correspondence, and through our corporate website and corporate responsibility report. The Board and Committees are periodically updated on these engagement efforts.

ONGOING SHAREHOLDER ENGAGEMENT

Topics of engagement	Role of engagement	Who we engage with

•Business results and outlook
•Operations
•Near- and long- term strategy
•Environmental sustainability
•Human capital management
•Social compliance
•Corporate governance practices
•Executive compensation
•Risk management and Board oversight

•Communicate business results, outlook, and strategy
•Address investor areas of interest and questions on the business
•Receive feedback and engage with shareholders on voting matters and investor stewardship policies
•Discuss and solicit support for Board voting recommendations with shareholders
•Share information and receive feedback regarding how we are thinking about various risks and opportunities within the context of our off-price business model
We engage year-round with: •Institutional investors, including: •Buy-side analysts and •Fund managers •Sell-side analysts •Stewardship teams •Investor coalitions

Shareholder engagement has informed a number of enhancements to our policies, practices, and disclosure over the years, including related to our executive compensation program; our global environmental sustainability efforts; our Global Social Compliance Program, including our Vendor Code of Conduct; and our human capital management practices, including workforce composition data and well-being benefits and resources we offer to our global workforce.
Shareholder Proposal Engagement
As noted above, we value year-round engagement with our shareholders and other stakeholders on a range of topics, including those related to environmental, social, and governance (ESG) matters, strategy, and risk management. These engagements can help us better understand and respond to the varied perspectives of our stakeholders. Our Board and Committees receive and have the opportunity to consider relevant information and feedback we receive through these engagements.
We did not receive any shareholder proposals for inclusion in this proxy statement. When we have received shareholder proposals, our practice has been to engage with the shareholder proponent to understand the proponent's perspectives, which may not be evident from the proposal standing on its own, and to discuss our off-price retail business model and how we manage and oversee risk and strategy. We generally try to reach a reasonable agreement with the proponent that results in the withdrawal of the proposal, if feasible. If a proposal is not withdrawn, we may oppose it for a variety of reasons, including if it is overly prescriptive or fails to consider factors such as current actions we are taking, new disclosure requirements, how we prioritize issues raised by the proposal within our overall strategy, the nature of our off-price business model, or conflicting feedback we may have received from other stakeholders.
As part of this shareholder proposal process, we have often engaged with other shareholders about the proposals, the process with proponents, and how we are responding to the underlying issues. We welcome this engagement both before and after the proposal is voted on. Based on our voting results in recent years, we believe that our investors have generally supported our approach to managing the issues raised by these proposals.

2025 Proxy Statement	21

Corporate Governance

GOVERNANCE POLICIES AND PRACTICES
Our Corporate Governance Principles, Global Code of Conduct, Code of Ethics for TJX Executives, Director Code of Business Conduct & Ethics, and charters for our Audit and Finance, Compensation, Corporate Governance, and Executive Committees are available on our website, TJX.com, in the Investors section under Governance: Governance Documents. Please refer to TJX.com for further details regarding the charters for the committees described above.
Corporate Governance Principles
Our Corporate Governance Principles provide expectations and guidelines for our Board, such as duties and expectation of service, including commitment of time, qualifications for independence, evaluation of performance, framework for meetings, Committee structure, stock ownership guidelines, and other elements of our Board governance. Our Corporate Governance Committee reviews the Corporate Governance Principles on an annual basis.
Global Code of Conduct
We have a Global Code of Conduct that sets out our expectations for how Associates conduct business, including their interactions with each other, our customers, and our communities. We expect Associates to operate with honesty and integrity and treat others with dignity and respect. Our Global Code of Conduct prohibits harassment, discrimination, and retaliation and addresses professional conduct, including employment policies, ethical business dealings, conflicts of interest, confidentiality, intellectual property rights, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Our directors are also subject to this Global Code of Conduct. We have a TJX helpline to allow Associates to voice any concerns 24-hours a day, seven days a week; concerns may be reported anonymously. We also have procedures for Associates and other stakeholders to report complaints regarding accounting and auditing matters, which are available on TJX.com.
Code of Ethics for TJX Executives and Director Code of Business Conduct & Ethics
We have a Director Code of Business Conduct & Ethics that is designed to promote honest and ethical conduct; compliance with applicable laws, rules, and regulations; and the avoidance of conflicts of interest for our Board members. We also have a Code of Ethics for TJX Executives that is designed to ensure integrity in our financial reports and public disclosures and that our senior operating and financial executives are expected to follow. We intend to disclose any future amendments to, or waivers from, the Code of Ethics for TJX Executives and the Director Code of Business Conduct & Ethics, as required, within four business days of the waiver or amendment through a posting on our website or by filing a Current Report on Form 8-K with the SEC.
Stock Ownership Guidelines
Non-employee directors are subject to stock ownership guidelines, as detailed in our Corporate Governance Principles. Our Corporate Governance Principles provide that a non-employee director is expected to attain stock ownership with a fair market value equal to at least five times the annual retainer paid to the director within five years of initial election to the Board. As described further in the CD&A, we also have stock ownership guidelines that apply to our executive officers. As of April 15, 2025, all of our directors and executive officers were in compliance with our ownership guidelines, which are overseen by the Corporate Governance Committee.
Policy for Recovery of Executive Officer Incentive Compensation
As discussed in the CD&A, we maintain a clawback policy in accordance with the requirements of the Dodd-Frank Act, SEC rules, and applicable listing standards. Our Dodd-Frank clawback policy provides for the recovery of erroneously-awarded incentive compensation received by a current or former executive officer in the event we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under applicable securities laws. We also maintain other recoupment and forfeiture mechanisms as described in the CD&A.
Insider Trading Policy
The Global Code of Conduct prohibits our Associates from trading in TJX securities when in possession of material non-public information. The Insider Trading Policy and the Pre-Clearance Trading Policy, copies of which can be found as exhibits to our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, govern the purchase, sale, and/or other dispositions of our securities by TJX and our officers, directors, Associates, and other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE listing standards applicable to us.
Hedging and Pledging Prohibitions
The Insider Trading Policy also prohibits our directors, executive officers, and other designated Associates from engaging in hedging or pledging transactions (including holding shares in margin accounts) with respect to TJX stock.

22	The TJX Companies, Inc.

Corporate Governance
Board Service Policies
We believe it is important for our directors to dedicate sufficient time and efforts to our Company and have interests aligned with our shareholders. We require nominees to be able to devote the necessary time and attention to the duties of a director, prepare for and attend meetings, and tend to other director responsibilities. We have a number of guidelines and policies relating to Board service in our Corporate Governance Principles and other governance documents, including the following:
•Time Commitment Criteria for Outside Boards. Directors who are CEOs of public companies should not serve on more than one additional public company board besides the company of which they are CEO, and no director should serve on more than three public company boards in addition to the TJX Board (four total). Members of the Audit and Finance Committee should not serve on the audit committee of more than two other public companies.
•Change in Principal Occupation. When a director’s principal occupation or business association changes during their tenure as a director, the director is required to tender their resignation from the Board, and the Corporate Governance Committee will recommend to the Board any action to be taken on the resignation.
•Board and Committee Meeting Attendance. Directors are expected to attend at least 75% of the meetings of the Board and any Committees of which they are a member. In addition, the Board has a general practice of encouraging directors to attend all Committee meetings, regardless of committee membership.
•Annual Meeting Attendance. It is our policy that all directors standing for reelection are expected to attend the annual meeting of shareholders. All of our directors standing for reelection at the 2024 Annual Meeting were in attendance.
TRANSACTIONS WITH RELATED PERSONS
Under its charter, the Corporate Governance Committee is responsible for overseeing, reviewing, and approving any transaction in which, in addition to TJX, any of our directors, director nominees, executive officers (or their immediate family members), or any greater than 5% shareholders (or their immediate family members) is a participant and has a direct or indirect material interest, as provided under SEC rules. In the course of reviewing potential related person transactions, the Corporate Governance Committee considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates, or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for TJX entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside, or disinterested director or committee member; and any other factors the Corporate Governance Committee may deem relevant. Our Corporate Secretary’s office is primarily responsible for the design and oversight of processes and procedures for screening potential transactions and providing information to the Corporate Governance Committee. The following individuals were employed by the Company during FY25 and received compensation for FY25 and the beginning of FY26 in approximately the following amounts: two adult children of Peter Benjamin ($202,312 and $127,872); an adult child and the spouse of an adult child of Kenneth Canestrari ($209,637 and $248,119); an adult child of Louise Greenlees ($216,762); and an adult child of Ms. Meyrowitz ($307,484). Compensation for these individuals was consistent with other Associates at their levels and responsibilities. They also participated in Company benefit plans, consistent with similarly situated Associates. Our Corporate Governance Committee discussed and approved these transactions, consistent with our review process described above.
COMMUNICATING WITH OUR BOARD
We are interested in hearing from our shareholders and communicate regularly with shareholders throughout the year. Security holders and other interested parties may communicate directly with our Board, the non-management directors or the independent directors as a group, the Lead Director, or any other specified individual director or directors.
To contact us, address your correspondence to the individual or group you would like to reach and send it to us, c/o the Corporate Secretary, who will forward these communications to the appropriate group or individual:
Office of the Secretary/Legal Department
The TJX Companies, Inc.
770 Cochituate Road
Framingham, Massachusetts 01701
Shareholders and others can communicate complaints regarding accounting, internal accounting controls, or auditing matters by writing to the Audit and Finance Committee, c/o Corporate Internal Audit Director, The TJX Companies, Inc., 770 Cochituate Road, Framingham, Massachusetts 01701.

2025 Proxy Statement	23

RATIFICATION OF AUDITOR

PROPOSAL 2
The Audit and Finance Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2026. PwC has been retained as TJX’s independent registered public accounting firm since 1962. We are asking shareholders to ratify PwC’s appointment. A representative of PwC is expected to attend the Annual Meeting and will have the opportunity to make a statement if they wish to do so. The representative will also be available to answer questions from shareholders submitted in advance per the instructions detailed under Participation in the Annual Meeting below. The members of the Audit and Finance Committee and Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

AUDITOR FEES
The aggregate fees for professional services rendered by PwC for fiscal 2025 and fiscal 2024 were:

(In thousands)	Fiscal 2025	Fiscal 2024
Audit	$9,987	$9,905
Audit-Related	1,036	713
Tax	800	632
All Other	268	222
Total	$12,091	$11,472
•Audit fees were for professional services rendered for the audits of TJX’s consolidated financial statements and internal controls over financial reporting, statutory and subsidiary audits, review of TJX’s quarterly consolidated financial statements, and consultations concerning financial accounting and reporting standards.
•Audit-related fees were for TJX foundations audits, employee benefit plan audits, and due diligence services.
•Tax fees were for services related to tax compliance, planning and advice, including assistance with tax audits and appeals, tax structuring, transfer pricing, and requests for rulings and technical advice from tax authorities.
•All other fees were primarily for services related to our environmental sustainability reporting.
The Audit and Finance Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC. The Audit and Finance Committee pre-approves all audit services and all permitted non-audit services by PwC, including engagement fees and terms. The Audit and Finance Committee has delegated the authority to take such action between meetings to the Audit and Finance Committee Chair, who reports the decisions made to the full Audit and Finance Committee at its next scheduled meeting.

PRE-APPROVAL POLICIES
Our policies prohibit TJX from engaging PwC to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to audit, broker-dealer, investment adviser or investment banking services, or human resource consulting. In addition, the Audit and Finance Committee evaluates whether TJX’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. The Audit and Finance Committee concluded that PwC’s provision of non-audit services, which were approved in advance, was compatible with their independence.

24	The TJX Companies, Inc.

Proposal 2: Ratification of Auditor

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. We are responsible for overseeing the quality and integrity of TJX’s accounting, auditing, and financial reporting practices. The Audit and Finance Committee is composed solely of members who are independent, as defined by the NYSE and TJX’s Corporate Governance Principles. Further, the Board has determined that four of our members (Mr. Ching, Ms. Goodwin, Ms. Lane, and Mr. Wagner) are audit committee financial experts as defined by the rules of the SEC.
We met 12 times during fiscal 2025, including 4 meetings held with TJX’s Chief Financial Officer, Corporate Controller, Corporate Internal Audit Director, and PricewaterhouseCoopers LLP, or PwC, TJX’s independent registered public accounting firm, prior to the public release of TJX’s quarterly and annual earnings announcements in order to discuss the financial information contained in the announcements. Management has the responsibility for the preparation of TJX’s financial statements, and PwC has the responsibility for the audit of those statements.
We took numerous actions to discharge our oversight responsibility with respect to the audit process. We reviewed and discussed the audited financial statements of TJX as of and for fiscal 2025 with management and PwC. We received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent accountant’s communications with the audit committee concerning independence and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors, and PwC TJX’s internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting and the internal audit function’s organization, responsibilities, budget, and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, and audit results.
We reviewed and discussed with PwC communications required by the Standards of the PCAOB (United States), as described in PCAOB Auditing Standard 1301, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of PwC’s examination of TJX’s financial statements. We also discussed the results of the internal audit examinations with and without management present.
Based on these reviews and discussions with management and PwC, we recommended to the Board that TJX’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2025 for filing with the SEC. We also have selected PwC as the independent registered public accounting firm for fiscal 2026, subject to ratification by TJX’s shareholders.
Audit and Finance Committee
Amy B. Lane, Chair
Rosemary T. Berkery
David T. Ching
C. Kim Goodwin
Charles F. Wagner, Jr.

2025 Proxy Statement	25

ADVISORY APPROVAL OF TJX’S EXECUTIVE COMPENSATION (SAY-ON-PAY)
PROPOSAL 3

The Compensation Discussion and Analysis (CD&A), compensation tables, and narrative discussion beginning on p. 27 of this proxy statement describe the objectives and design of our executive compensation program and provide context for the compensation earned by or granted to the Company’s named executive officers (NEOs) for fiscal 2025.
The Board of Directors, as required pursuant to Section 14A of the Exchange Act, is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR approval of, on an advisory basis, the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables, and narrative discussion.
As described in the CD&A below, to support the execution of our business model and our long-term success, we continue to focus on our core compensation objectives: incentivizing and rewarding performance; sustaining our position of strength in a competitive and changing retail environment; supporting teamwork, management stability, and succession planning; and fostering alignment with shareholder interests. We encourage you to review the CD&A.
The Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders. As in past years, the Board and Compensation Committee will consider the outcome of this vote when determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends that you vote FOR Proposal 3 to approve, on an advisory basis, executive compensation.

26	The TJX Companies, Inc.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis (CD&A) describes our executive compensation program, the processes followed by our Compensation Committee in determining executive compensation, and the compensation for our Named Executive Officers (NEOs) for FY25: Ernie Herrman, Chief Executive Officer and President; John Klinger, Senior Executive Vice President, Chief Financial Officer; Carol Meyrowitz, Executive Chairman; Douglas Mizzi, Senior Executive Vice President, Group President; and Kenneth Canestrari, Senior Executive Vice President, Group President. In this CD&A, the “Committee” refers to our Compensation Committee.

INTRODUCTION
TJX is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, with a long track record of strong financial performance. Our distinctive, off-price business model is at the core of our success and differentiates TJX from traditional retailers. Each of our NEOs has more than 20 years of experience with our off-price business and has an in-depth understanding of our flexible business model and growth strategy. Having a highly experienced senior leadership team with the ability to successfully execute our off-price business in dynamic retail environments has been critical to our strong performance over many years.
To support the execution of our business model and our long-term success, we continue to focus on our traditional core compensation objectives: incentivizing and rewarding performance; sustaining our position of strength in a competitive and changing retail environment; supporting teamwork, management stability, and succession planning; and fostering alignment with shareholder interests.

FY25 CD&A Highlights

•FY25 was a very strong year for TJX. TJX total consolidated annual sales surpassed $56 billion and we opened our 5,000th store. Consolidated comparable store sales* grew 4%, driven by an increase in customer transactions. We saw strong comparable store sales growth across both our apparel and home categories. Pre-tax profit of $6.5 billion and diluted earnings per share of $4.26 both grew significantly as compared to FY24. In FY25, we returned $4.1 billion to shareholders through our dividend and share repurchase programs.
•Our incentive plan results for FY25 and FY23-25 were based 100% on objective financial performance goals.
•We maintained the longstanding key features and overall design of our incentive compensation program in FY25, including a significant emphasis on compensation tied to long-term performance and a balanced mix of financial performance metrics.
•Our very strong performance in FY25 resulted in above-target payouts for FY25 annual incentives and contributed to above-target payouts for FY23-25 long-term incentives.
•In 2024, we received 91% support in favor of our say-on-pay proposal, which we believe represents strong shareholder support for our program.
•We remain highly focused on management continuity and succession planning to support the execution of our off-price business model and growth strategies. Each of our NEOs has extensive experience with TJX, and in January 2025 the employment agreements with our CEO and Executive Chairman were extended for another three years.

*    See Appendix A of this proxy statement for notes on comparable store sales.

2025 Proxy Statement	27

Compensation Discussion and Analysis

FY25 BUSINESS REVIEW
Our FY25 results, highlighted below, reflect the continued strong execution of our business plans and growth strategies. Total consolidated annual sales surpassed $56 billion with consolidated comparable store sales* growth of 4% driven by increases in customer transactions across each of our divisions. We saw increases in comparable store sales across our apparel and home categories. During FY25, we successfully increased our pre-tax profit margin, generated very strong cash flow, and expanded our global store base. In FY25, we also reinvested in our business to support our growth plans while simultaneously returning significant value to shareholders. FY25 was a 52-week year, and FY24 was a 53-week year.

FINANCIAL RESULTS

Net sales	Earnings per share	Operating cash flow

$56.4B 4% increase over FY24, a 53-week year	$4.26 Diluted EPS	$6.1B Ended year with $5.3 billion in cash

SHAREHOLDER VALUE CREATION

29.7% Total shareholder return for FY25	$4.1B Returned to shareholders	$139.7B Market cap at FY25 year end compared to $110.5B at FY24 year end

BUSINESS / STRATEGIC HIGHLIGHTS

Added 131 net new stores and remodeled almost 500 stores in our global store base	Opened our 5,000th store, a TJX milestone	Our world-class buying organization had over 1,300 Associates and buying offices around the globe

Earnings
Per Share

■	Diluted EPS	■	Adjusted Diluted EPS*
Annual Sales
Growth Rate

Total Shareholder Return
Growth Rate

■	TJX	■	FY25 Peer Group Average*	■	S&P 500 Index

*    See Appendix A of this proxy statement for notes on comparable store sales and reconciliations for adjusted diluted EPS. For more information about our FY25 peer group refer to The Role of Our Peer Group below.

28	The TJX Companies, Inc.

Compensation Discussion and Analysis

FY25 EXECUTIVE COMPENSATION OVERVIEW
FY25 TOTAL TARGET COMPENSATION PAY MIX
For FY25, our executive compensation program continued to emphasize long-term performance vehicles, which represented the largest component of total target compensation for our NEOs, and a balanced mix of cash and equity-based awards, as shown in the charts below. Total target compensation includes base salary, annual incentives under our Management Incentive Plan (MIP), long-term equity incentives in the form of performance share units (PSUs) and restricted stock units (RSUs) under our Stock Incentive Plan (SIP), and long-term cash incentives under our Long Range Performance Incentive Plan (LRPIP). The elements of our program are discussed further below.

FY25 CEO Target Compensation	FY25 Other NEO Average Target Compensation

FY25 PERFORMANCE MEASURES
Our incentive plan goals consist of 100% objective financial metrics that are intended to align with our long-term business strategy and provide a mix of financial performance measures that seek to balance growth, profitability, and returns.

	Why It’s Included	How It’s Used

Pre-Tax Income
•Reflects profitability across all divisions, including top-line performance and effective expense management
•Highly relevant to our business, well understood, and aligned with our broad-based incentive programs and One TJX approach to global incentives
•Exclusive metric in our annual MIP program, with a target that is aligned with our annual operating plan •Multi-year cumulative metric in our LRPIP program that is based on our long-range growth plans

EPS Growth	•Maintains focus on profitable growth and reinforces attention to corporate results •Important measure internally and externally	•Primary metric in our PSU program •Excludes the impact of certain unplanned items, such as unbudgeted buybacks and unanticipated changes in corporate tax rates

Return on Invested Capital (ROIC)	•Reinforces attention to effective capital deployment and generating meaningful capital returns	•Secondary measure in our PSU program •Used as downward-only modifier

2025 Proxy Statement	29

Compensation Discussion and Analysis
CEO TOTAL TARGET COMPENSATION
The chart below shows our total target compensation for our CEO for FY25, as compared to FY23 and FY24. Total target compensation for our CEO did not increase from FY23 to FY24. For FY25, after consultation with its independent compensation consultant, the Committee increased the target value of Mr. Herrman’s PSU award and otherwise did not change CEO target compensation compared to FY24. The Committee established CEO total target compensation for FY25 based on a variety of factors, including Mr. Herrman’s sustained performance and leadership since becoming CEO in 2016, a review of overall competitiveness, our continued focus on alignment with shareholders through the use of long-term equity incentives, and other factors described under Our Decision Making Process below.
Our CEO’s total target compensation continues to reflect a meaningful emphasis on variable pay and long-term equity incentives, and approximately 70% of our CEO’s total target long-term incentive (LTI) opportunities for FY25-27 are performance-based (PSUs and LRPIP). Refer to Long-Term Incentive Awards below for more information about our LTI mix. For our other NEOs, target compensation for FY25 is discussed below.
CEO Total Target Compensation
FY25 INCENTIVE PLAN PERFORMANCE
Our very strong performance in FY25 resulted in above-target payouts for FY25 annual incentives and contributed to above-target payouts for FY23-25 long-term incentives, as summarized below and discussed further on the following pages. No discretionary adjustments were made to the pre-established financial performance goals for these cycles.

FY25 Annual incentive payout	152.0%	(MIP)	Based on achievement of above-target MIP Incentive Pre-Tax Income performance for FY25

FY23-25 Long-term incentive payouts	155.9%	(PSUs)	Based on achievement of above-target Incentive EPS growth and Incentive ROIC for FY23-25

	104.7%	(LRPIP)	Based on achievement of above-target LRPIP Incentive Pre-Tax Income performance results for FY23-25

30	The TJX Companies, Inc.

Compensation Discussion and Analysis
SHAREHOLDER FEEDBACK AND SUPPORT

The Committee values feedback from our shareholders on executive compensation. Shareholder feedback over several years has informed our approach to topics such as performance metrics, incentive plan goals, and other compensation-related matters, and the Committee considers shareholder perspectives throughout the year as part of its oversight of executive compensation. Our approach to executive compensation for FY25 continued the longstanding key features of our program, and we received positive feedback from shareholders about the overall structure and design of our program as part of the extensive shareholder outreach initiative led by our Committee in FY23. We received 94% and 91% support in our say-on-pay votes in 2023 and 2024, respectively, which we believe represents strong shareholder support for our compensation program.
support for our 2024 say-on-pay vote
OUR COMPENSATION POLICIES AND PRACTICES
The Committee follows a thoughtful and deliberate approach in overseeing executive compensation and making compensation decisions throughout the year, as discussed below and on the following pages.

What We Do	What We Don't Do

  Pay for performance, with incentive payouts based on the achievement of objective financial performance results
  Stock ownership guidelines for our executive officers and non-employee directors
  Clawback policy and other recoupment provisions and, as applicable, post-employment non-competition and other covenants
  Regular engagement with shareholders on a range of topics
  Robust and deliberate decision-making process
  Independent compensation consultant

   No change of control excise tax gross-ups
   No single-trigger severance benefits upon a change of control
   No automatic full acceleration of equity awards upon a change of control
   No hedging or pledging of Company stock by our executive officers and non-employee directors
   No payout of dividends on unearned stock awards

2025 Proxy Statement	31

Compensation Discussion and Analysis

FY25 EXECUTIVE COMPENSATION PROGRAM
Our FY25 executive compensation program consisted of base salary and annual and long-term incentives as summarized below.

Salary	•Provide a base level of compensation to reflect individual roles, responsibilities, and experience, individual performance evaluations, and value in the marketplace

Management Incentive Plan (MIP)	•Incentivize performance based on our annual financial goals •Encourage engagement, teamwork, and collaboration as One TJX

Long-Term Equity: Performance Share Units (PSUs) and Restricted Stock Units (RSUs)	•Align executive interests with shareholders •Incentivize performance to reach or exceed our longer-term financial goals •Support longer-term retention objectives

Long-Term Cash: Long Range Performance Incentive Plan (LRPIP)	•Incentivize performance to reach or exceed our longer-term financial goals •Foster teamwork and collaboration across divisions •Support longer-term retention objectives

Our FY25 program also includes health and welfare, deferred compensation, and retirement benefits, as well as limited perquisites. See Other Compensation Practices and Considerations below.
INCENTIVE PLAN GOAL SETTING
Each year, the Committee sets objective business performance targets and the amounts payable at different levels of performance under each of our incentive plans. At the time the goals are established, the Committee considers a variety of qualitative and quantitative factors, including:
•estimated long-term trends in sales, comparable store sales, profitability, and earnings;
•maturity of our various businesses;
•strategic investments to support our growth;
•global economic conditions and other external factors (such as market competition, currency volatility, interest rates, and wage and other cost pressures);
•balance of business risks, performance, and rewards;
•historical performance against targets and relative to peers and the market; and
•degree of difficulty in achieving various levels of performance.
At the time the goals are established, the Committee believes that the targets for each of these incentive plans are challenging but reasonably achievable and that the payout formulas reflect an appropriate degree of pay-for-performance sensitivity, taking into account the factors described above.

Robust goal-setting process

The Committee believes our incentive plan goals strike an appropriate balance between driving the execution of our business and encouraging long-term investments to support our growth. The objective performance targets for our incentive plans are tied to our strategic planning process for the next fiscal year or long-term period, as applicable, and are derived from annual and multi-year business plans that are reviewed with and overseen by the Board. Our incentive plan targets are generally set at levels that align with the annual financial guidance we provide to investors at the start of the performance period.
This process has led to:
•an annual incentive target for FY25 set above the prior year target and actual results; and
•long-term performance targets based on our long-term growth plans for the three-year performance cycle beginning in FY25.
In addition, the Committee conducts a regular assessment to review actual pay delivered and performance relative to peers after the close of the applicable performance periods. This additional review further monitors the alignment between pay and performance under our incentive plans over time and is used by the Committee to confirm its view that performance goals were set appropriately when assessed in the context of the broader market.

32	The TJX Companies, Inc.

Compensation Discussion and Analysis
As part of the goal-setting process, at the time the goals are established, the Committee also establishes definitions of the applicable financial metrics and contingent adjustments related to such metrics to better align our incentive plans with how we evaluate our business operations and, in some cases, to allow certain strategic decisions to be made in the long-term interests of TJX without influencing or being influenced by incentive plan results. These pre-established definitions and adjustments have included items such as planned exchange rates for foreign currency translation; in the case of EPS growth goals, planned share counts, which reflect the impact of anticipated buybacks, and planned corporate tax rates; and automatic adjustments for certain contingent events including, for example, unplanned changes in accounting standards, acquisitions, or dispositions. The effect of these items on our incentive plan results is discussed in our proxy statement after the end of the applicable performance period.
We use the terms Incentive Pre-Tax Income, Incentive EPS, and Incentive ROIC to refer to the applicable measures used for purposes of our incentive compensation programs that reflect the definitions and pre-established adjustments discussed above, as computed for each year or cycle. For performance periods ending in FY25, additional information about our incentive plan measures is included in Appendix A to this proxy statement.
BASE SALARY
Base salaries provide competitive, fixed compensation to attract and retain our executives and to reflect individual responsibilities, performance, experience, and value in the marketplace. Base salaries are typically reviewed on an annual basis in connection with individual performance evaluations and may be reviewed in connection with new employment agreements, new positions, or other leadership transitions. Annual salary reviews are based on various factors, including an assessment of individual performance, responsibilities, and tenure, our prior year performance, contractual obligations, and overall competitiveness of compensation, as discussed under Our Decision Making Process below.

Base Salaries at FY25 Year-End
Ernie Herrman	$1,700,000
John Klinger	$825,000
Carol Meyrowitz	$1,040,000
Douglas Mizzi	$1,060,000
Kenneth Canestrari	$1,060,000
The Committee was advised by its independent compensation consultant in determining base salaries for each of our NEOs. No base salary increases for Mr. Herrman and Ms. Meyrowitz were approved for FY25. For our other NEOs, base salaries were increased during FY25 as part of our annual individual performance and salary review process and, in the case of Mr. Klinger, in connection with his promotion to SEVP, Chief Financial Officer at the start of FY25. In January 2025, a base salary increase for Ms. Meyrowitz was approved in connection with the extension of her employment agreement effective at the start of FY26, as described below under Employment Agreements.

2025 Proxy Statement	33

Compensation Discussion and Analysis
ANNUAL CASH INCENTIVES: MANAGEMENT INCENTIVE PLAN (MIP)
The objective of annual cash incentive awards under our MIP is to motivate and incentivize our NEOs and other key Associates to achieve annual performance goals established by the Committee and to reward them based on achievement of these performance goals.
Key Features of FY25 MIP
•Broad-based program that extends throughout our global organization, emphasizing team-based execution of our business strategies
•Payouts based 100% on Company financial performance goals
•200% maximum payout limit applied to all awards
FY25 MIP Performance Goals and Results
For FY25 MIP, the Committee determined that MIP Incentive Pre-Tax Income would be an appropriate and effective performance goal to motivate, focus, and reward operational performance across the Company. At the start of FY25, the Committee established the MIP Incentive Pre-Tax Income goals shown below, including the performance target, threshold (the level of performance at or below which no payout would be earned), and maximum (the level at or above which the award payout would be the maximum under the award terms). As a result of the process described above under Incentive Plan Goal Setting, the MIP Incentive Pre-Tax Income performance target established by the Committee for FY25 was above the target and actual result under MIP for FY24.
After the end of FY25, the Committee evaluated Company performance against the MIP performance goals, as summarized below:

FY25 MIP Incentive Pre-Tax Income*	Threshold	Target	Maximum	Actual

Performance goal	$5,483,452	$6,580,143	$7,402,661	$7,007,747
Percentage of target	83%	100%	113%	106.5%
Payout (as a % of target)	0%	100%	200%	152.0%
*    MIP Incentive Pre-Tax Income is shown in thousands. MIP Incentive Pre-Tax Income goals and results for FY25 reflected the definitions and automatic adjustments pre-established by the Committee in March 2024. Refer to Appendix A for information about how MIP Incentive Pre-Tax Income was determined based on total segment profit reported in our Annual Report on Form 10-K for FY25.
After the close of FY25 and its review of the objective financial performance results described above, the Committee approved a payout of 152.0% of the target MIP award opportunities for our NEOs.
FY25 MIP Award Opportunities and Payouts
Each NEO has a target award opportunity under the MIP that is expressed as a percentage of the individual’s base salary earned during the fiscal year. The Committee approved these individual award opportunities at the beginning of FY25 based on a variety of factors, including an assessment of overall competitiveness, mix of compensation elements, individual performance and responsibilities, and contractual obligations, as discussed under Our Decision Making Process below. For Mr. Herrman and Ms. Meyrowitz, the FY25 target MIP opportunity as a percentage of base salary did not increase over FY24. For our other NEOs, taking into account the factors described above, target MIP opportunities were increased for FY25 as part of the Committee's regular compensation review process, and, in the case of Mr. Klinger, in connection with his promotion to SEVP, Chief Financial Officer. The FY25 MIP award earned by each NEO was determined by applying the MIP payout percentage of 152.0% to the individual’s target award opportunity, as shown below.

	Target MIP (as a % of Base Salary)	Target MIP* (as a $ amount)	Actual MIP Amount Earned
Ernie Herrman	200%	$3,400,004	$5,168,007
John Klinger	110%	$907,501	$1,379,401
Carol Meyrowitz	150%	$1,560,000	$2,371,200
Douglas Mizzi	110%	$1,155,848	$1,756,889
Kenneth Canestrari	110%	$1,155,848	$1,756,889
*    Target MIP amount is based on actual salary earned during FY25.

34	The TJX Companies, Inc.

Compensation Discussion and Analysis
LONG-TERM INCENTIVE AWARDS
Our LTI awards tie a significant portion of our NEOs’ compensation to the Company’s performance over time. We use a mix of LTI vehicles to align the longer-term interests of our executives with the interests of our shareholders, drive the execution of our longer-term business goals, and foster teamwork and collaboration across divisions. We also seek to support the continuity and stability of our management team, which is a longstanding, key component of our leadership strategy.
Our LTI program includes PSU and RSU awards under our shareholder-approved SIP and a performance-based long-term cash award under our LRPIP. No one-time incentive awards were granted to our NEOs during FY25.

KEY FEATURES OF OUR LTI PROGRAM

Performance Share Units (PSUs)
•Payouts based on long-term performance results under objective financial goals that are preset at the start of the 3-year performance period
•Maximum payout limits (200% of target) apply to all awards, and no payout if performance is below threshold
•Realizable value tied to TJX stock performance

Restricted Stock Units (RSUs)	•Awards scheduled to vest in full after three years •Realizable value tied to TJX stock performance

Long Range Performance Incentive Plan (LRPIP) Award
•Payouts based on long-term performance results under objective financial goals that are preset at the start of the 3-year performance period
•Maximum payout limits (200% of target) apply to all awards
•Part of a broad-based program that extends throughout our global organization

FY25-27 LONG-TERM INCENTIVE CYCLE

During FY25, the Committee approved individual LTI award opportunities and the mix of target LTI components, as shown below, based on a variety of factors, including an assessment of overall market competitiveness, contractual obligations, and individual responsibilities at the time of the grant, as discussed under Our Decision Making Process below. The Committee seeks to balance an overall emphasis on performance with an appropriate degree of stability within our LTI program. For each of our NEOs, FY25 target LTI award values did not increase compared to FY24, except for Mr. Herrman's target PSU award (as discussed above under CEO Total Target Compensation) and for Mr. Klinger in connection with his promotion to SEVP, Chief Financial Officer. Approximately 70% of our CEO's total target LTI opportunities for FY25-27 are performance-based (PSUs and LRPIP).
FY25 CEO Target LTI Mix

12%
30%
58%
Target PSUs
Target RSUs
Target LRPIP
70%
Performance-
based

The following table shows the FY25 target LTI award values for each of our NEOs:

	FY25 PSUs Target Value*	FY25 RSUs Target Value*	FY25-27 LRPIP Target Opportunity	Total Target LTI for FY25-27
Ernie Herrman	$8,240,000	$4,360,000	$1,700,000	$14,300,000
John Klinger	$1,740,000	$1,160,000	$450,000	$3,350,000
Carol Meyrowitz	$3,000,000	$2,000,000	$1,040,000	$6,040,000
Douglas Mizzi	$1,800,000	$1,200,000	$500,000	$3,500,000
Kenneth Canestrari	$1,740,000	$1,160,000	$450,000	$3,350,000
*    See the Grants of Plan-Based Awards in Fiscal 2025 Table below for information regarding the target number of PSUs and RSUs actually granted.

2025 Proxy Statement	35

Compensation Discussion and Analysis
FY25 PSUs
PSUs granted to our NEOs in FY25 will be earned based on the achievement of FY25-27 Incentive EPS growth goals measured at the end of the three-year performance cycle. The PSUs will also be subject to a downward Incentive ROIC modifier if the Company does not achieve its ROIC goals for the three-year period. These goals were established using the process described above under Incentive Plan Goal-Setting.

Step 1		Step 2

Level of Incentive EPS Performance(1)	Payout as a Percentage of Target(2)	Incentive ROIC Performance Modifier

Below Threshold <85% of target	0%	Below Target Range: Reduce by 20%

Threshold 85% of target	25%

Target 100%	100%	At or Above Target Range: No Modification

Maximum 112%	200%

(1)Performance level expressed as a percent of target based on Incentive EPS at the end of the FY25-27 performance period.
(2)Before Incentive ROIC modifier. Payout levels based on Incentive EPS performance will reflect the payout formula established for performance between threshold and target or between target and maximum, as applicable.
The Incentive EPS growth target goal for FY25-27 is aligned with our long range business plan and reflects achievement of a meaningful EPS compound annual growth rate (CAGR) over the three-year period. The threshold level reflects the minimum level of growth during the three-year period for any payout, and the maximum level is intended to be a significant stretch goal for the period. The Incentive ROIC modifier is intended to ensure that a full payout based on EPS results would be made only if we also generate meaningful capital returns over the three-year period. Consistent with our past disclosure practice, we plan to provide additional detail about the FY25-27 performance goals, including the threshold, target, and maximum levels of Incentive EPS, the target range for Incentive ROIC, and actual performance levels, once the cycle is complete. Refer to Incentive Plan Goal-Setting above for more information.
FY25 RSUs
RSUs granted to our NEOs during FY25 are scheduled to vest in full during FY28 (April 2027). For NEOs who have satisfied age and service requirements for a special service retirement under the SIP, RSUs are eligible for partial vesting based on the completed portion of the service period, as discussed under Potential Payments upon Termination or Change of Control. RSUs are intended to maintain an appropriate degree of stability and retention within our executive compensation program and support our management continuity and succession planning, as discussed above.
FY25 LRPIP Awards
During FY25, the Committee established a new three-year LRPIP Incentive Pre-Tax Income target for FY25-27 (based on aggregate targets for all divisions), payout formulas, and a maximum LRPIP payout percentage of 200% for the cycle. The minimum (threshold) level for any payout is 60% of the performance target and the maximum payout level is achieved if performance is at or above 140% of the performance target. Refer to Incentive Plan Goal-Setting above for more information. Consistent with our past disclosure practice, we plan to provide additional detail about the performance goals for cycles ending after FY25, including the threshold, target, and maximum levels as well as the actual performance level of Incentive Pre-Tax Income, once the applicable performance cycle is complete.

36	The TJX Companies, Inc.

Compensation Discussion and Analysis
COMPLETED LONG-TERM PERFORMANCE CYCLE (FY23-25)
PSU and LRPIP goals and awards for the FY23-25 LTI cycle were established by the Committee in March 2022 pursuant to the process described in the Incentive Plan Goal-Setting section set forth above. The Committee determined that the performance goals detailed below were appropriate and effective metrics to motivate, focus, and reward operational performance across the Company over a longer time horizon, and that using goals that are based on aggregate targets for all divisions would promote our team-based approach to achieving our long-term goals. At the beginning of the FY23-25 cycle, the Committee also approved individual PSU awards and LRPIP opportunities based on a variety of factors, including an assessment of overall market competitiveness, mix of compensation elements, contractual obligations, and individual responsibilities at the time of the grant. These goals and awards for the FY23-25 cycle are detailed below.
FY23-25 PSU Performance Goals and Results
Following the end of the FY23-25 performance period, PSU performance results were approved by the Committee as follows:

FY23-25 Incentive EPS*	Threshold	Target	Maximum	Actual
Performance goal	$3.32	$3.90 = 8.8% CAGR over FY22 baseline of $3.03	$4.57	$4.27 = 12.1% CAGR over FY22 baseline of $3.03
Percentage of target	85%	100%	117%	109.5%
Payout (as a % of target)	25%	100%	200%	155.9%
*    Incentive EPS goals and results for FY23-25 PSUs reflected the definitions and automatic adjustments for the FY23-25 performance period pre-established by the Committee in March 2022. Refer to Appendix A for information about how Incentive EPS was determined based on diluted EPS reported in our Annual Report on Form 10-K for FY25. Percentage of target shown above is based on the target Incentive EPS level that corresponds to the target CAGR goal for FY23-25. Payouts for FY23-25 Incentive EPS were based on achievement of actual Incentive EPS CAGR compared to target CAGR.

FY23-25 Incentive ROIC*	Below target	Target	Actual
Performance goal (3-year average)	<=21%	>21%	31.7%
Modification to payout	Reduce payout by 20%	No modification	No modification
*    Incentive ROIC goals and results for FY23-25 PSUs reflected the definitions and automatic adjustments for the FY23-25 performance period pre-established by the Committee in March 2022. Refer to Appendix A for information about how Incentive ROIC was determined for FY23-25.
FY23-25 PSU Target Awards and Payouts
The actual number of PSUs earned for each individual after the end of FY25 is the target award for the cycle multiplied by the total payout percentage of 155.9%, as shown below:

	Number of FY23-25 PSUs at Target	Number of FY23-25 PSUs Earned
Ernie Herrman	105,484	164,450
John Klinger*	4,717	7,354
Carol Meyrowitz	48,388	75,437
Douglas Mizzi	29,033	45,263
Kenneth Canestrari	28,065	43,754
*    Reflects the grant made to Mr. Klinger in his role at the time FY23-25 PSUs were granted in FY23, prior to his promotion to EVP, CFO at the start of FY24.
FY23-25 LRPIP Performance Goals and Results
Following the end of the FY23-25 performance period, LRPIP performance results were approved by the Committee as follows:

FY23-25 LRPIP Incentive Pre-Tax Income*	Threshold	Target	Maximum	Actual
Performance goal	$6,165,412	$18,496,236	$30,827,061	$19,081,205
Percentage of target	33%	100%	167%	103.2%
Payout (as a % of target)	0%	100%	200%	104.7%
*    LRPIP Incentive Pre-Tax Income is shown in thousands. LRPIP Incentive Pre-Tax Income goals and results for FY23-25 reflected the definitions and automatic adjustments for the FY23-25 performance period pre-established by the Committee in March 2022. Refer to Appendix A for information about how LRPIP Incentive Pre-Tax Income was determined based on total segment profit reported in our Annual Report on Form 10-K for the applicable year.

2025 Proxy Statement	37

Compensation Discussion and Analysis
FY23-25 LRPIP Award Opportunities and Payouts
The actual LRPIP award earned for each individual after the end of FY25 is the target opportunity for the cycle multiplied by the total payout percentage of 104.7%, as shown below:

	FY23-25 Target LRPIP Opportunities	FY23-25 LRPIP Actual Award Earned
Ernie Herrman	$1,700,000	$1,779,900
John Klinger*	$175,000	$183,225
Carol Meyrowitz	$1,040,000	$1,088,880
Douglas Mizzi	$500,000	$523,500
Kenneth Canestrari	$450,000	$471,150
*    Reflects the award made to Mr. Klinger in his role at the time FY23-25 LRPIP opportunities were approved in FY23, prior to his promotion to EVP, CFO at the start of FY24.

OUR DECISION MAKING PROCESS
THE ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee, a committee of our Board of Directors composed entirely of independent directors, oversees the compensation of our executive officers, including the NEOs. The Committee follows a thorough and deliberate approach in overseeing executive compensation and making compensation decisions throughout the year. The Committee’s annual executive compensation process includes pay-for-performance analysis, competitive analysis, market checks, consideration of executive performance evaluations, reviews of Company performance across a range of divisions and key functions, an annual compensation risk assessment, and input and advice from Pearl Meyer LLC (Pearl Meyer), the independent compensation consultant that has been engaged by and reports directly to the Committee.
In order to determine the overall level of executive compensation, establish the design and mix of specific compensation elements and maintain our program’s overall focus on our core compensation objectives, the Committee considers a number of quantitative and qualitative factors, including:
•individual executive performance, responsibilities, and tenure
•market data and peer practices
•retention, leadership stability and continuity, succession planning, and organizational changes
•our broad-based talent and rewards practices and strategies
•our Company and divisional performance
•our business culture and core values
•shareholder feedback, including our say-on-pay vote
•employment terms and contractual negotiations
•the balance of risks and rewards
The Committee approaches executive compensation in the context of our business, industry, and broader organization, including our broad-based pay and benefits strategies and initiatives and the overall strategic framework for total rewards at TJX. This framework applies to all TJX Associates and reflects our global total rewards principles, which include sharing in the success of the Company, encouraging teamwork and collaboration across our global workforce, and being fair and equitable. The Committee supported a One TJX approach for FY25 annual incentives, with all eligible Associates, including store management, measured against global TJX performance goals (rather than divisional or store-based performance goals), reflecting our longstanding team-oriented culture.
In addition to any special actions the Committee may take throughout the year, the Committee typically reviews and approves the elements of our NEOs’ compensation using the following general process:

ASSESS	SET	REVIEW AND APPROVE

•Market data, competitive analysis •Quantitative and qualitative performance factors and individual performance reviews •Shareholder feedback	•Peer group for upcoming year •Incentive plan goals •Salaries, award opportunities, and equity grants	•Performance results under incentive plans, after the end of the applicable performance period

38	The TJX Companies, Inc.

Compensation Discussion and Analysis
THE ROLE OF EXECUTIVES
Our executive officers play a limited role in the executive compensation process. The Board reviews with our executives the annual and multi-year business plans for TJX and our divisions, which form the basis of the financial performance targets for our short-and long-term incentive plans. The Committee or Board may also invite our executive officers to discuss business, organizational, and talent strategies and to attend portions of its meetings on various topics, which provides additional context for the Committee’s compensation decisions. For NEOs other than our CEO and Executive Chairman, the Committee considers compensation recommendations from the CEO and the results of individual performance evaluations of these other NEOs, among other factors. The Compensation Committee receives individual performance evaluations of our CEO and Executive Chairman from the Corporate Governance Committee, which does not make executive compensation recommendations.
THE ROLE OF OUR PEER GROUP
The Committee uses peer group data to inform its compensation decision-making for our NEOs because it allows the Committee to evaluate the competitiveness of NEO compensation and our program design, as well as marketplace practices and the relationship of pay and performance on a relative basis. The Committee regularly monitors TJX performance relative to the peer group, using a range of financial performance metrics (including, but not limited to, stock performance and TSR) over multiple time periods.
Although peer group data provides important context for the Committee's compensation decisions, the Committee recognizes that our off-price retail business model, in combination with our size and global focus, is distinct from other companies, and that the retail environment in recent years has presented challenges when evaluating companies for comparability to TJX. The Committee does not rely on strict benchmarking or target any element of NEO compensation by reference to any specified level of compensation within the peer group, and the Committee has not adopted a formulaic approach for evaluating relative performance and determining its impact on our compensation program. The Committee has also supplemented peer group data from time to time with additional case studies and market data to provide further context for its compensation decisions.
Peer Group Evaluation Criteria
The Committee annually assesses the composition of the peer group and seeks to establish an appropriate peer group for TJX that takes into account a range of factors. In consultation with its independent compensation consultant, the Committee considers criteria beyond standard industry classifications in constructing and evaluating the peer group, including:
•business focus and industry similarity, targeting retail companies with comparable customer or merchandise strategies, and also considering consumer product companies that meet size and complexity criteria;
•revenues, market capitalization, and number of employees;
•business complexity, reflected by factors such as significant global operations, brand and/or product line diversity, and multiple segments; and
•financial performance metrics, including operating and market performance.
In recent years, the Committee’s peer group evaluation has taken into account TJX’s growth and expanding global operations, coupled with the continuing challenges facing other companies in the retail industry.
FY25 Peer Group
During FY24, the Committee considered the continued appropriateness of the peer group, which had not changed since FY21, for purposes of providing context for making compensation decisions for FY25. After consultation with its independent compensation consultant, the Committee determined that the following group of 17 large, publicly traded consumer-oriented companies would be appropriate to use for FY25 compensation decisions:

Best Buy	The Home Depot	Lowe’s	Mondelez	Procter & Gamble	Target

Coca-Cola	Kimberly-Clark	Macy’s	Nike	Ross Stores	Walmart

Estée Lauder	Kohl’s	McDonalds	PepsiCo	Starbucks

In establishing the peer group for FY25, the Committee removed two companies (Nordstrom and VF Corporation) from our FY24 peer group and added two companies (Mondelez and Walmart) to improve the comparability of the peer group based on the evaluation criteria discussed above.
As of the end of FY25, TJX's approximate positioning within the FY25 peer group was at the 71st percentile for revenue, the 53rd percentile for market capitalization, and the 82nd percentile for number of employees.

2025 Proxy Statement	39

Compensation Discussion and Analysis
THE ROLE OF THE COMPENSATION CONSULTANT
The Committee engaged Pearl Meyer to serve as the independent compensation consultant to the Committee for FY25. Pearl Meyer attended all of the Committee’s meetings during the fiscal year and consulted with the Committee on an ongoing basis throughout the year. Pearl Meyer provided industry, peer, and market data and advised the Committee on a variety of matters in connection with the structure, strategy, and competitive positioning of compensation for our NEOs, including:
•total compensation and the elements of our compensation program (including base salary, annual bonus, long-term cash and equity incentives, and perquisites and other benefits);
•annual and long-term incentives, including performance metrics, goals, payout formulas (including threshold and maximum performance goals and corresponding payout levels) and adjustments, payout determinations, mix of LTI vehicles, terms of incentive awards, and equity program usage;
•compensation peer group analysis and competitive positioning of pay elements;
•pay versus performance considerations, including relationships between NEO pay (including target compensation and actual pay delivered) and performance (using a range of performance measures and time periods) relative to our peers;
•terms of employment-related agreements, severance plans, our Dodd-Frank clawback policy and other recoupment provisions, and other executive compensation-related policies, practices, and disclosures;
•compensation in connection with management promotions, succession, and transitions;
•our compensation risk assessment, including broad-based compensation practices;
•shareholder feedback, proxy advisor policies and reports, and related outreach and engagement; and
•updates on compensation-related practices, trends, and regulatory developments, as well as on other pay-related matters.
The Committee used this information and advice from Pearl Meyer as a reference in assessing the overall competitiveness of our NEOs’ compensation and our executive compensation program and in making its compensation decisions and determinations about the design, overall level and mix of compensation, plan metrics, goals and payout formulas, and individual compensation components, including benefits and perquisites.
Pearl Meyer did not perform any services for TJX other than work for the Compensation Committee as noted above and for the Corporate Governance Committee related to director compensation, as noted in the Director Compensation section below. Pearl Meyer reported directly to the Compensation Committee, which determined the scope and terms of Pearl Meyer’s engagement. During FY25, the Committee reviewed its existing relationship with Pearl Meyer, including potential conflicts of interest, and determined that Pearl Meyer’s work for the Committee did not raise any conflicts of interest and that Pearl Meyer continued to be an independent advisor to the Committee.

OTHER COMPENSATION PRACTICES AND CONSIDERATIONS
Retirement Benefits
All of our NEOs are eligible to participate in our 401(k) plan and also participate in our broad-based pension plan under which benefits are accrued based on compensation and service. We also maintain a Supplemental Executive Retirement Plan (SERP). Ms. Meyrowitz is a vested participant in our primary SERP benefit program, a nonqualified pension benefit based on final average earnings. We have not offered primary SERP benefits to new participants for many years. Mr. Herrman, Mr. Klinger, Mr. Mizzi, and Mr. Canestrari participate in our alternative SERP benefit program, which is intended to restore pension benefits that exceed certain limits imposed by the Internal Revenue Code using the same benefit formula as our broad-based pension plan. Long-term incentives are not included in defined benefit pension calculations, and we do not have a policy of granting extra years of credited service for purposes of our pension plans. These programs are discussed under Pension Benefits below.
Deferred Compensation
During FY25, our NEOs could defer compensation under our Executive Savings Plan (ESP), an elective deferred compensation plan intended to help us compete for and retain talent by providing participants with additional opportunities for personal financial planning and by encouraging executive retention and rewarding company performance. Our NEOs, other than Ms. Meyrowitz (who is eligible for our primary SERP benefit), were eligible to receive employer matching credits under ESP based in part on our performance under our MIP. Mr. Herrman, Mr. Klinger, Mr. Mizzi, and Mr. Canestrari received ESP employer credits during FY25. Ms. Meyrowitz has amounts previously deferred under our General Deferred Compensation Plan (GDCP), now closed to new deferrals, which earn notional interest at an annually adjusted rate based on U.S. Treasury securities. These deferred compensation plans for NEOs are discussed with the compensation tables under Nonqualified Deferred Compensation Plans. Company-provided amounts under these programs are included in the Summary Compensation Table below as All Other Compensation and detailed in footnote 5 to that table.

40	The TJX Companies, Inc.

Compensation Discussion and Analysis
Expatriate-related Benefits
As part of our global mobility program, our policies provide that executive officers and other eligible Associates who relocate at our request are eligible for certain relocation and expatriate benefits to facilitate the transition and international assignment, including tax assistance. These policies are intended to recognize and compensate Associates for the costs associated with living and working outside the Associates’ home countries, with the goal that Associates are not financially advantaged or disadvantaged as a result of their international assignment and related taxes. During FY25, Mr. Mizzi continued to be eligible for benefits under this program in connection with prior international assignments. These benefits are detailed in footnote 5 to the Summary Compensation Table.
Perquisites and Other Benefits
We provide limited perquisites to our NEOs. Perquisites and personal benefits are reviewed by the Committee each year with input from its independent compensation consultant regarding peer and market practices. These perquisites consist generally of automobile allowances; executive health assessments; reimbursement for legal, financial, and tax planning services; data privacy services; reimbursement for home security costs; as well as payment of management life insurance premiums, none of which is grossed up for taxes. Our NEOs are also eligible to receive service recognition awards on the same basis as other Associates. The amounts attributable to these perquisites and benefits are included in the Summary Compensation Table below as All Other Compensation and detailed in footnote 5 to that table.
Executive Stock Ownership Guidelines
We have stock ownership guidelines that apply to all of our executive officers. Under these guidelines, our CEO and our Executive Chairman are expected to attain stock ownership with a fair market value equal to at least six times annual base salary. Our Chief Financial Officer and each Senior Executive Vice President are expected to attain stock ownership with a fair market value of at least three times annual base salary. For executives other than the CEO and the Executive Chairman, these ownership guidelines are reduced by fifty percent at age 62. Executives are expected to make steady progress toward the applicable ownership guidelines and to attain them within five years of their hire or promotion date. Executives who have not attained the requisite ownership level are expected to retain at least 50% of the net value of shares of stock received upon or following the vesting of stock awards and/or the exercise of stock options (net of income taxes and, if applicable, exercise price). For purposes of our stock ownership guidelines, shares owned by the executive, outstanding RSUs, and outstanding PSUs at the threshold level (25%) are counted toward the guidelines, but unexercised stock options are not counted. Our stock ownership guidelines, together with our emphasis on long-term equity incentives and other applicable Company policies, are designed to align our executives’ interests with those of our shareholders and to encourage a long-term focus. As of April 15, 2025, each of our executive officers was in compliance with our stock ownership guidelines.
Hedging and Pledging Prohibitions
Our policies prohibit our executive officers from engaging in pledging or hedging transactions with respect to TJX stock. See Governance Policies and Practices above for more information.
Employment Agreements
The Committee has reviewed and approved, after consultation with its independent consultant, individual employment agreements with Mr. Herrman, Ms. Meyrowitz, Mr. Mizzi, and Mr. Canestrari, and an offer letter agreement with Mr. Klinger, which set certain terms of employment, including compensation and benefits. We believe that these agreements and related plans help retain our key executives and support our succession planning objectives. The Committee takes the terms of these agreements into account when approving compensation for our NEOs.
Each of our NEO employment agreements has a three-year term. In January 2025, the existing agreements with Mr. Herrman and Ms. Meyrowitz were extended for another three-year term and, unless terminated earlier in accordance with their terms, continue until January 29, 2028. The existing agreements with Mr. Mizzi and Mr. Canestrari, unless terminated earlier in accordance with their terms, continue until January 30, 2027.
The employment and offer letter agreements with each of our NEOs establish a minimum level of base salary and provide for participation in our SIP, MIP, and LRPIP, at levels commensurate with the executive’s position and responsibilities and subject to terms established by the Committee, and also entitle the executives to participate in our fringe benefit and deferred compensation plans, including, in the case of Mr. Herrman and Ms. Meyrowitz, minimum MIP and LRPIP target award levels, an automobile allowance, and reimbursement of reasonable legal and financial advisor fees and costs incurred in negotiating the agreement. Mr. Herrman’s agreement provides for a specified company match under our ESP. Ms. Meyrowitz’s agreement, as amended in January 2025, provides for a minimum annual base salary of $1,100,000 effective at the start of FY26, and continues to provide for a specified level of annual stock awards, consisting of PSUs with a three-year performance vesting period and RSUs, and for eligibility for continued vesting of stock awards and certain long-term cash awards in the event that she provides additional Board-approved services to the Company following any future retirement.

2025 Proxy Statement	41

Compensation Discussion and Analysis
Executive Chairman Compensation
The Committee recognizes that the role of executive chairman varies across different companies. In establishing compensation for Ms. Meyrowitz, our Executive Chairman, the Committee was advised by its independent compensation consultant and evaluated market data on executive chairman positions. This evaluation took into account the degree of active involvement that Ms. Meyrowitz has as part of the management team at TJX relative to other executive chairman roles that may be more limited or transitional in nature. The Committee determined that compensation for Ms. Meyrowitz continued to be reasonable and appropriate in light of her ongoing responsibilities and contributions to the Company. During FY25, the Committee reviewed additional market information and advice from its independent compensation consultant, including an evaluation of peers and other Fortune 200 companies with executive chairman positions, in connection with the extension of the employment agreement with Ms. Meyrowitz in January 2025 described above.
Ms. Meyrowitz is an active and integral member of the executive management team in addition to serving as Chairman of the Board. In her role as Executive Chairman, she serves as a key resource to management in the areas of merchandising, marketing, and internal training, drawing upon her decades of experience with our distinct off-price business model and her extensive understanding of the evolving retail environment, business innovation, and the Company’s strategic initiatives and long-term strategy. Ms. Meyrowitz has wide ranging, in-depth knowledge of our off-price business and the retail industry overall, and our Board strongly believes that, through her role as an active senior executive at TJX and her support of senior management, she continues to make significant contributions to TJX’s long-term growth and success in addition to providing experienced leadership to the Board.
Severance, Retirement, and Change of Control Provisions
We provide benefits to our executive officers in connection with certain terminations of employment, and in connection with a change of control of TJX, under the terms of our employment agreements and plans. Each NEO has agreed to post-employment non-competition, non-solicitation, and other covenants intended to protect our business. Each of our NEOs, other than Mr. Klinger, participates in our Executive Severance Plan established in 2018 (the 2018 Severance Plan), and Mr. Klinger participates in our Executive Severance and Change of Control Plan established in 2022 (the 2022 Severance Plan). The 2018 Severance Plan established certain restrictive covenant obligations, and related severance entitlements, for a limited set of TJX executives with employment agreements and is now closed to new participants. Newly promoted executives, including Mr. Klinger, are eligible to participate in the 2022 Severance Plan as approved by the Committee. Both severance plans provide for payments and benefits upon a qualifying termination of employment and include restrictive covenants and other conditions. Change of control benefits are provided to our NEOs, other than Mr. Klinger, under the terms of their employment agreements, and to Mr. Klinger under the terms of the 2022 Severance Plan. The terms of certain of our long-term incentive awards under our SIP and LRPIP include special retirement vesting provisions for our NEOs and other participants, as discussed below under Compensation Tables.
We believe that severance, retirement, and change of control protections assist in attracting and retaining high quality executives, in our succession planning, and in keeping our executives focused on their responsibilities during any period in which a change of control may be contemplated or pending and that, more generally, it is important to define the relative obligations of the Company and our NEOs, including obtaining protection against competition and solicitation. We seek to achieve these objectives in a manner consistent with our other compensation objectives described above, taking into account contractual obligations, applicable law and current market practice, among other considerations. These provisions are described in more detail under Potential Payments upon Termination or Change of Control.
Clawback and Other Recoupment Provisions
Our Policy for Recovery of Executive Officer Incentive Compensation addresses the requirements of the Dodd-Frank Act, SEC rules, and applicable listing standards. Our Dodd-Frank clawback policy provides for the recovery of erroneously-awarded incentive compensation received by a current or former executive officer in the event we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under applicable securities laws. The policy applies to erroneously-awarded incentive compensation whether or not the executive officer is individually “at fault.” Each of our executive officers has expressly agreed to the terms of our Dodd-Frank clawback policy.
In addition to our Dodd-Frank clawback policy, the terms of our executive agreements and compensation plans provide us with other recourse mechanisms to pursue the forfeiture, clawback, and adjustment of NEO compensation in a variety of circumstances, including if an executive engages in detrimental conduct. Potential financial penalties for our NEOs include the forfeiture of any severance and outstanding incentive compensation, including amounts payable under MIP and LRPIP and any outstanding PSU or RSU awards under the SIP, if an NEO’s employment is terminated for “cause” under the terms of our NEO agreements or applicable plans (which generally includes, among other things, willful misconduct that violates Company policy and is materially harmful to the reputation or business of the Company). Other financial penalties may include the forfeiture and recovery of compensation in the event an NEO breaches applicable restrictive covenants and potential downward adjustments to pay opportunities or incentive plan payouts. These financial penalties and consequences are in addition to available legal remedies and disciplinary or other employment actions.
Annual Compensation Risk Assessment
As discussed under Compensation Program Risk Assessment above under Board Responsibilities, we consider our compensation policies and practices, including our executive compensation program, as part of our annual enterprise risk assessment process. The Committee considers, among other things, what risks could be created or exacerbated by our executive compensation plans and arrangements and how those potential risks are monitored, mitigated, and managed. In FY25, the Committee determined that our overall compensation policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on TJX.

42	The TJX Companies, Inc.

Compensation Discussion and Analysis
Equity Grant Practices
All of our equity awards are granted under our SIP. Our typical practice is to grant annual equity awards under the SIP to eligible Associates at regularly scheduled Compensation Committee meetings that are held at approximately the same times each year (in September, for stock option awards). For FY25, our executive officers did not receive new stock option awards; the Committee did not schedule equity award grant dates or establish equity award terms in anticipation of the release of material non-public information; and we did not time the release of material non-public information in relation to equity award grant dates or terms for the purpose of affecting the value of executive officer compensation.
Tax and Accounting Considerations
As a result of federal tax legislation enacted in 2017, compensation paid to certain covered executive officers in excess of $1 million will not generally be deductible unless it qualifies for transition relief applicable to certain arrangements and awards in place as of November 2, 2017 that are not materially modified after such date. Accordingly, the Committee anticipates that compensation paid to NEOs in excess of $1 million will generally not be deductible by the Company. The Committee believes that shareholder interests are best served if the Committee continues to retain flexibility and discretion to approve and amend compensation arrangements to support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility and even if an amendment results in a loss or limitation of tax deductibility.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed this Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended February 1, 2025.
Compensation Committee
Rosemary T. Berkery, Chair
José B. Alvarez
Alan M. Bennett
C. Kim Goodwin
Jackwyn L. Nemerov

2025 Proxy Statement	43

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table provides information concerning compensation for our principal executive officer, our principal financial officer, and our three other most highly paid executive officers during FY25 (collectively, our named executive officers (NEOs)).

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Ernie Herrman Chief Executive Officer and President	2025	$1,700,002	$12,600,163	$6,947,907	$1,593,081	$641,375	$23,482,528
	2024	1,732,695	10,900,088	7,950,096	993,435	646,455	22,222,769
	2023	1,700,002	10,900,034	7,508,796	—	416,536	20,525,368
John Klinger SEVP, Chief Financial Officer	2025	825,001	2,900,048	1,562,626	234,976	240,947	5,763,598
	2024	764,424	1,500,041	1,069,767	138,836	103,305	3,576,373

Carol Meyrowitz Executive Chairman	2025	1,040,000	5,000,058	3,460,080	1,652,305	46,424	11,198,868
	2024	1,060,000	5,000,062	4,041,970	1,238,589	46,550	11,387,171
	2023	1,040,000	5,000,114	3,790,800	457,870	43,208	10,331,992
Douglas Mizzi SEVP, Group President	2025	1,050,771	3,000,015	2,280,389	461,857	510,946	7,303,978
	2024	1,011,540	3,000,007	1,976,416	350,238	390,759	6,728,960

Kenneth Canestrari SEVP, Group President	2025	1,050,771	2,900,048	2,228,039	482,868	304,613	6,966,339
	2024	1,011,540	2,900,095	1,976,415	322,700	295,829	6,506,579
	2023	942,309	2,900,050	1,967,725	—	193,689	6,003,773
(1)Reflects salary earned during the fiscal year, including any salary adjustments made during the fiscal year. Includes any salary for the fiscal year that was contributed to our 401(k) plan or deferred under the ESP, if applicable. FY25 and FY23 were 52-week years, and FY24 was a 53-week year.
(2)Reflects the aggregate grant date fair value of stock awards, in each case as determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Stock awards are valued based on the closing price of our common stock on the NYSE on the grant date. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date. Assuming performance at the maximum (200%) payout level, the grant date fair value of PSUs granted in FY25 was: Mr. Herrman, $16,480,190; Mr. Klinger, $3,480,057; Ms. Meyrowitz, $6,000,030; Mr. Mizzi, $3,600,018; and Mr. Canestrari, $3,480,057. The underlying valuation assumptions for equity awards granted during FY25 are further discussed in Note H to our audited financial statements filed with our Annual Report on Form 10-K for FY25.
(3)Reflects amounts earned under both MIP and LRPIP. For FY25, MIP amounts were: Mr. Herrman, $5,168,007; Mr. Klinger, $1,379,401; Ms. Meyrowitz, $2,371,200; Mr. Mizzi, $1,756,889; and Mr. Canestrari, $1,756,889. For the FY23-25 LRPIP cycle, the amounts were: Mr. Herrman, $1,779,900; Mr. Klinger, $183,225; Ms. Meyrowitz, $1,088,880; Mr. Mizzi, $523,500; and Mr. Canestrari, $471,150. Unless contributed to or deferred under our 401(k) plan or ESP, as applicable, FY25 amounts earned under MIP and LRPIP were paid in calendar 2025.
(4)Reflects the change in the actuarial present value of accumulated benefit obligations under our broad-based pension plan and our SERP. Under SEC rules, these pension values reflect actuarial assumptions described under Pension Benefits below. The benefit formulas under our pension plan and our SERP did not change in FY25. For FY23, Mr. Herrman and Mr. Canestrari had a negative change in the present value of pension benefits ($332,920 and $155,375, respectively) due to the higher interest rate environment at the end of FY23. Under SEC rules, these negative values are shown as zero in the Summary Compensation Table for FY23. Refer to Pension Benefits below for more information. Our NEOs did not receive above-market or preferential earnings on non-tax qualified deferred compensation.

44	The TJX Companies, Inc.

Compensation Tables
(5)The table below provides additional details about the amounts listed under All Other Compensation for FY25. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

Name	Automobile Benefits	Employer Contributions or Credits Under Savings Plans(a)	Company Paid Amounts for Life Insurance(b)	Other Perquisites and Benefits(c)	Total All Other Compensation
Ernie Herrman	$35,904	$600,281	$1,890	$3,300	$641,375
John Klinger	35,904	200,280	1,890	2,873	240,947
Carol Meyrowitz	35,904	5,280	1,890	3,350	46,424
Douglas Mizzi	35,904	266,819	1,890	206,333	510,946
Kenneth Canestrari	35,904	266,819	1,890	—	304,613
(a)Reflects matching contributions under our 401(k) plan for each NEO and matching company credits under our ESP for each NEO (other than Ms. Meyrowitz). More information about ESP company credits can be found above in the Deferred Compensation section of the CD&A and under Nonqualified Deferred Compensation Plans below.
(b)Reflects company-paid amounts under our U.S. management life insurance program.
(c)Includes, as applicable, financial planning reimbursement, executive health assessment, reimbursement of home security costs, and service recognition awards on the same basis as other Associates. For Mr. Mizzi, this amount also includes the cost of tax assistance services ($29,152) under our global mobility program in connection with a prior international assignment for the Company, as well as tax equalization benefits ($169,531) under our tax equalization policy in connection with additional taxes payable in respect of his compensation in connection with the prior assignment. Our NEOs did not receive Company-paid data privacy services in FY25.
Our NEOs were entitled under their employment or offer letter agreements, as applicable, to participate in the SIP, MIP, and LRPIP and during FY25 received cash incentives and equity incentives pursuant to these plans. As described under Employment Agreements in the CD&A, the employment agreements with Mr. Herrman and Ms. Meyrowitz provided for minimum MIP and LRPIP target award levels; an automobile allowance commensurate with their positions; reimbursement of reasonable legal and financial advisor fees and costs incurred in negotiating the agreement; a specified company match under the ESP for Mr. Herrman; and a specified level of annual stock awards for Ms. Meyrowitz, consisting of PSUs with a three-year performance vesting period and RSUs.
All of our NEOs were eligible to participate in our tax-qualified defined benefit plan and were eligible to make deferrals to our 401(k) plan and our ESP for FY25. All of our NEOs except Ms. Meyrowitz received company credits under the ESP and were eligible to participate in our alternative SERP benefit for FY25. Ms. Meyrowitz participated in our primary SERP benefit. Our NEOs were also entitled to participate in fringe benefit plans and programs made available to executives generally.

2025 Proxy Statement	45

Compensation Tables

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025
The following table reports potential payouts under our cash incentive awards and reports stock awards for our NEOs that were granted during FY25:

Name and Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Ernie Herrman
MIP(3)			$3,400,004	$6,800,009
LRPIP(4)			1,700,000	3,400,000
PSUs(5)	4/2/24				20,710	82,840	165,680				$8,240,095
RSUs(6)	4/2/24							43,833			4,360,069
John Klinger
MIP(3)			907,501	1,815,002
LRPIP(4)			450,000	900,000
PSUs(5)	4/2/24				4,373	17,493	34,986				1,740,029
RSUs(6)	4/2/24							11,662			1,160,019
Carol Meyrowitz
MIP(3)			1,560,000	3,120,000
LRPIP(4)			1,040,000	2,080,000
PSUs(5)	4/2/24				7,540	30,160	60,320				3,000,015
RSUs(6)	4/2/24							20,107			2,000,043
Douglas Mizzi
MIP(3)			1,155,848	2,311,696
LRPIP(4)			500,000	1,000,000
PSUs(5)	4/2/24				4,524	18,096	36,192				1,800,009
RSUs(6)	4/2/24							12,064			1,200,006
Kenneth Canestrari
MIP(3)			1,155,848	2,311,696
LRPIP(4)			450,000	900,000
PSUs(5)	4/2/24				4,373	17,493	34,986				1,740,029
RSUs(6)	4/2/24							11,662			1,160,019
(1)Non-Equity Incentive Plan amounts above reflect short-term cash incentives granted under MIP and long-term cash incentives granted under LRPIP. Our MIP and LRPIP are discussed above in the CD&A.
(2)Reflects the grant date fair value of PSU and RSU awards, determined in accordance with ASC Topic 718. PSUs and RSUs are valued based on the closing price of our common stock on the NYSE on the grant date, $99.47. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date, and the grant date fair value of RSUs is based on the number of RSUs subject to the award. The underlying valuation assumptions for equity awards are further discussed in Note H to our consolidated financial statements filed with our Annual Report on Form 10-K for FY25. See footnote 2 to the Summary Compensation Table above.
(3)Reflects award opportunities under the FY25 MIP. Target MIP amount is based on actual salary earned during FY25. Actual amounts earned under the FY25 MIP awards are discussed in the CD&A and footnote 3 to the Summary Compensation Table.
(4)Reflects award opportunities under the FY25-27 LRPIP cycle, as discussed in the CD&A under New Long-Term Incentive Cycle (FY25-27).
(5)Reflects FY25-27 PSUs granted under the SIP, as discussed in the CD&A under New Long-Term Incentive Cycle (FY25-27).
(6)Reflects FY25 RSUs granted under the SIP, as discussed in the CD&A under New Long-Term Incentive Cycle (FY25-27).
In FY25, we granted all equity incentives, including PSUs and RSUs, under the SIP. The PSUs have both service-based and performance-based vesting conditions. For PSUs granted to our NEOs in FY25, the service-based conditions are satisfied by continuous employment through one or more specified dates or in the event of certain terminations of employment (as described below) and the performance-based conditions are tied to achievement of Incentive EPS growth and Incentive ROIC targets for the FY25-27 cycle, as described in the CD&A. The entire unvested award is forfeited if achievement is below the threshold performance vesting level. The RSUs granted in FY25 have service-based vesting conditions that are satisfied by continuous employment through April 10, 2027 or in the event of certain earlier terminations of employment (as described below). When shares of stock are vested and delivered under an RSU or PSU award, the participant is entitled to any dividend equivalents credited since the grant date of the award.

46	The TJX Companies, Inc.

Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END
The following table provides information on outstanding stock awards held as of February 1, 2025 by our NEOs(1):

	Stock Awards
			Equity Incentive Plan Awards:
Name	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)
Ernie Herrman	353,000	$44,050,870
			337,312	$42,093,164
John Klinger	33,646	4,198,684
			58,606	7,313,443
Carol Meyrowitz	152,733	19,059,551
			139,050	17,352,050
Douglas Mizzi	91,640	11,435,756
			83,430	10,411,230
Kenneth Canestrari	88,586	11,054,647
			80,650	10,064,314
(1)None of our NEOs held outstanding stock options as of the end of FY25.
(2)Market values reflect the closing price of our common stock on the NYSE on January 31, 2025 (the last business day of FY25), which was $124.79.
(3)The stock awards in this column include outstanding RSUs with service-based vesting conditions, PSUs with FY23-25 performance goals, and the unvested portion of the career shares award held by Mr. Herrman. The following table shows the scheduled vesting dates for these outstanding awards as of February 1, 2025:

Name	Category	Number of Unvested Shares/Units	Vesting Date
Ernie Herrman	FY23-25 PSU	164,450	3/31/2025
	RSU	68,283	4/10/2025
	RSU	56,382	4/10/2026
	RSU	43,833	4/10/2027
	Career Shares	20,052	Last day of FY26
John Klinger	FY23-25 PSU	7,354	3/31/2025
	RSU	6,871	4/10/2025
	RSU	7,759	4/10/2026
	RSU	11,662	4/10/2027
Carol Meyrowitz	FY23-25 PSU	75,437	3/31/2025
	RSU	31,325	4/10/2025
	RSU	25,864	4/10/2026
	RSU	20,107	4/10/2027
Douglas Mizzi	FY23-25 PSU	45,263	3/31/2025
	RSU	18,795	4/10/2025
	RSU	15,518	4/10/2026
	RSU	12,064	4/10/2027
Kenneth Canestrari	FY23-25 PSU	43,754	3/31/2025
	RSU	18,168	4/10/2025
	RSU	15,002	4/10/2026
	RSU	11,662	4/10/2027

2025 Proxy Statement	47

Compensation Tables
Service-based vesting conditions for RSUs will be satisfied by continued employment through the applicable vesting date. For FY23-25 PSUs, service-based vesting conditions were satisfied as of the end of FY25, and the shares reported were the actual amount earned for the period as discussed under Completed Long-Term Performance Cycle (FY23-25) in the CD&A above and approved by the Compensation Committee on March 31, 2025. Mr. Herrman’s career shares award, a restricted stock unit award, was granted in FY16 in connection with his transition to Chief Executive Officer and included performance conditions that were previously satisfied. Service-based vesting conditions for the career shares award will be satisfied by Mr. Herrman’s continued employment through the applicable vesting date. The vested portion of Mr. Herrman’s career shares award, for which delivery has been deferred, is included in the Nonqualified Deferred Compensation Table below. When shares of stock are vested and delivered under a stock award, the participant is entitled to any dividend equivalents credited since the grant date. Stock awards are further described under Potential Payments upon Termination or Change of Control below, including circumstances in which stock awards may accelerate or be settled prior to the scheduled vesting date.
(4)The stock awards in this column include PSUs granted in FY24 with FY24-26 performance goals and PSUs granted in FY25 with FY25-27 performance goals. The number of shares reported in this column assumes the maximum level of performance (payout at 200%) for PSUs granted in each of FY24 and FY25, in accordance with SEC requirements. Actual payout for PSUs could range from 0% to 200% of the target award depending on performance results. Performance-based vesting conditions for PSUs granted in FY25 are discussed in the CD&A. When shares of stock are vested and delivered under a PSU award, the participant is entitled to any dividend equivalents credited since the grant date. PSUs are scheduled to vest on the date of Compensation Committee approval of the applicable performance results, which typically occurs in March or April after the end of the performance cycle. PSUs also have service-based vesting conditions that will be satisfied by continued employment through the last day of the three-year performance period. PSUs are further described under Potential Payments upon Termination or Change of Control below, including circumstances in which the vesting of PSUs may accelerate or continue following certain terminations of employment or a change of control of TJX.

OPTION EXERCISES AND STOCK AWARDS VESTED DURING FISCAL 2025
The following table provides information relating to option exercises and stock award vesting for our NEOs during FY25:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Ernie Herrman			219,102	$22,125,165
John Klinger	7,340	$349,463	13,457	1,320,695
Carol Meyrowitz			103,207	10,171,193
Douglas Mizzi	41,580	3,003,380	49,643	4,895,291
Kenneth Canestrari			56,912	5,609,448
(1)Represents the stock price on the NYSE at exercise minus the option exercise price multiplied by the number of shares acquired on exercise.
(2)Represents the fair market value of the shares on the vesting date, calculated as the closing stock price on the NYSE on the vesting date (or the previous business day if vesting occurred during a weekend) multiplied by the number of shares vesting. For Mr. Herrman, this amount includes the portion of his career shares award (20,052 shares) that vested at the end of FY25 and for which delivery has been deferred as described below under Nonqualified Deferred Compensation Plans. For NEOs eligible for special service retirement, this amount includes the following shares withheld from RSU awards during FY25 to cover tax obligations in connection with retirement vesting: Mr. Herrman, 1,849 shares; Mr. Klinger, 318 shares; Ms. Meyrowitz, 847 shares; Mr. Mizzi, 508 shares; and Mr. Canestrari, 491 shares.

PENSION BENEFITS
In the U.S., we have a tax-qualified defined benefit plan, or Retirement Plan, and a nonqualified Supplemental Executive Retirement Plan, or SERP. We do not have a policy of granting extra years of credited service for purposes of these plans. Our Retirement Plan was closed to new hires as of February 1, 2006, although participants employed prior to that date continue to accrue benefits. We have not offered primary SERP benefits to any new participants in many years and do not currently intend to do so in the future, although we continue to offer an alternative SERP benefit to eligible participants whose Retirement Plan benefits are affected by certain limitations, as described below. The benefit formulas under our Retirement Plan and SERP, described below, did not change in FY25.
Under our Retirement Plan, participants accrue a pension benefit payable following retirement. Once participation has commenced, after an initial one-year eligibility period, the amount accrued each year, expressed as a life annuity commencing at age 65, is 1% of eligible compensation (base salary and MIP awards) up to a periodically adjusted limit ($163,000 in calendar 2025 and $157,000 in calendar 2024) and 1.4% of eligible compensation in excess of that limit. For years of service in excess of 35, the accrual rate is 1% per year of eligible compensation. Compensation for any year in excess of another periodically adjusted limit, $345,000 in 2024, is disregarded for these purposes. Eligible participants are also entitled to supplemental credits. Our NEOs were fully vested in their Retirement Plan benefits during FY25 under plan terms. Distribution options for vested participants include annuity options, including a reduced annuity benefit commencing at age 55 or later, or, for a limited period of time following termination of employment, an immediate lump sum payment of actuarially equivalent value. If the participant dies before commencing his or her benefit, a pre-retirement death benefit is payable to the participant’s surviving spouse or domestic partner.

48	The TJX Companies, Inc.

Compensation Tables
Under our SERP, the primary benefit provides participants who retire at or after age 55 with at least ten years of service a benefit equal to the value of an annuity commencing at age 65 providing annual payments up to a maximum of 50% of the participant’s final average earnings, less other employer-provided retirement benefits and social security benefits. The primary SERP benefit is adjusted for interest for participants who retire after age 65. Ms. Meyrowitz is the only one of our NEOs eligible for a SERP primary benefit and has accrued the full benefit except for the interest adjustment noted above. In determining the primary SERP benefit at age 65, Ms. Meyrowitz was entitled to specified interest rate averaging assumptions under her employment agreement, and her final average earnings for purposes of SERP included base salary and MIP, but not LRPIP, and used the highest average of five years over the preceding ten years.
The alternative SERP benefit provides participants whose Retirement Plan benefits are affected by Internal Revenue Code benefit limitations with the amount of the benefits lost by reason of those limitations. Participants who are eligible for the primary benefit are eligible to receive the alternative benefit in lieu of the primary benefit if it provides a greater benefit at the time of retirement or other termination of employment.
Benefits under SERP are payable following retirement or other termination of employment in installments or in certain other forms of actuarially equivalent value, including a lump sum. If the participant dies prior to retirement or other termination of employment, a pre-retirement death benefit is payable to the participant’s surviving spouse or domestic partner.
PENSION BENEFITS FOR FISCAL 2025
The following table provides information on pension benefits for our NEOs eligible for these benefits as of February 1, 2025. All of our NEOs are fully vested in their Retirement Plan and SERP benefits.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments Made During Last Fiscal Year
Ernie Herrman	Retirement Plan	35	$987,366	—
	SERP (Alternative)	35	11,262,526	—
John Klinger	Retirement Plan	23	528,832	—
	SERP (Alternative)	23	774,276	—
Carol Meyrowitz	Retirement Plan	38	959,689	—
	SERP (Primary)	20	43,509,484	—
Douglas Mizzi	Retirement Plan	30	782,599	—
	SERP (Alternative)	30	2,463,173	—
Kenneth Canestrari	Retirement Plan	31	804,976	—
	SERP (Alternative)	31	2,794,974	—
(1)Participants in our Retirement Plan and our alternative SERP benefit program began to accrue credited service upon participation in the plans, generally after one year of service with TJX. Service credited for purposes of our primary SERP benefit is based on years of service with TJX but with a maximum of 20 years of service.
(2)Under SEC rules, for purposes of calculating the present value of the accumulated pension benefits in the Pension Benefits table we assumed that each NEO commences his or her benefit at age 65 (or current age, if older than 65) and we used the same assumptions used and described in Note I to our audited financial statements filed with our Annual Report on Form 10-K for FY25, including a post-retirement mortality assumption based on the sex distinct PRI-2012 Tables projected generationally with Scale MP-2021 from 2012 for annuity payments and unisex IRS-prescribed mortality and interest assumptions for lump sum payments. For our SERP, consistent with the assumptions used to determine the values in our Annual Report on Form 10-K for FY25, the present value of accumulated benefits assumes payment forms consistent with executive elections and has been converted to the applicable payment forms using IRS-prescribed mortality assumptions and an interest rate of 2.32% for the primary SERP benefit and 4.10% for the alternative SERP benefit. Actual amounts payable to our NEOs under our Retirement Plan and SERP would be determined based on the governing terms (including actuarial assumptions and form and timing of benefit payments) specified in our plans and agreements, which are not the same as, and could produce benefit values higher than those produced by, the assumptions used for purposes of the values reported in the Pension Benefits table or Summary Compensation Table.

2025 Proxy Statement	49

Compensation Tables

NONQUALIFIED DEFERRED COMPENSATION PLANS
We have an Executive Savings Plan, or ESP, which is a nonqualified deferred compensation plan available to key employees and our directors. Under the ESP, our NEOs and other eligible Associates can elect to defer up to 20% of base salary and up to 100% of any MIP and LRPIP awards and our directors can elect to defer annual retainers. Our NEOs (other than Ms. Meyrowitz) were eligible during FY25 to receive matching credits on base salary deferrals of up to 10% of base salary, with the level of matching credits generally based on the executive’s job level, age, and/or pension eligibility, and were fully vested in their ESP employer credit accounts during FY25 under plan terms. Eligible participants are also entitled to supplemental employer credits. For calendar 2024, the potential match was a percentage (150% for Mr. Herrman, and 100% for Mr. Klinger, Mr. Mizzi, and Mr. Canestrari) of eligible deferrals under ESP, plus an additional performance-based match (up to 200% for Mr. Herrman, and up to 150% for Mr. Klinger, Mr. Mizzi, and Mr. Canestrari) based on FY25 MIP performance results.
Our NEOs (other than Ms. Meyrowitz) earned an additional performance-based match under ESP at the maximum level, based on FY25 performance results under our MIP. All amounts deferred or credited to a participant’s account under the ESP are notionally invested in mutual funds or other market investments selected by the participant. Although not required by the ESP, it has been our practice to purchase the investments notionally invested under the participants’ accounts to help meet our future obligations under the ESP.
Under the ESP, amounts deferred (and earnings on those amounts) are generally distributed following termination of employment unless the participant has elected an earlier distribution date, which may be no earlier than January 1st of the second year following the year of the deferral. Vested employer matching credits (and earnings on those amounts) are generally distributed at, or on a deferred basis following, a participant’s separation from service. Distributions are generally made in a lump sum payment, but a participant may elect to be paid in annual installments over a period of not more than ten years. Amounts vested under the ESP prior to January 1, 2005 (and earnings on those amounts) can be distributed at the participant’s request prior to termination of employment in a lump sum distribution of 85% of the vested account, with the remaining 15% forfeited.
Through December 31, 2007, we offered eligible key employees and directors the opportunity to participate in the General Deferred Compensation Plan, or GDCP, another U.S. nonqualified deferred compensation plan. Ms. Meyrowitz is a vested participant in this plan. Under the GDCP, participants could defer all or a portion of base salary and MIP and LRPIP awards or, in the case of directors, retainers and meeting fees, which deferrals are credited with notional interest at an annually adjusted rate based on an average yield of Treasury securities during the prior year. For calendar 2024, this rate was 3.97%. No further deferrals were permitted beginning with FY09 compensation, but previously deferred amounts continue to be credited with notional interest amounts.
Amounts deferred under the GDCP on or after January 1, 2005 (and earnings on those amounts) that had not been distributed prior to January 1, 2009 are distributed under the terms of the ESP, as described above. Amounts deferred under the GDCP prior to January 1, 2005 (and earnings on those amounts) are distributed in a lump sum during employment or following termination of service as elected by the participant, or, for participants whose employment terminates at or after age 55, in a lump sum or in installments upon or following termination as elected by the participant (with all payments completed by the tenth anniversary of termination of service). Upon a change of control, each participant receives the entire amount credited to his or her deferred account in a lump sum payment.
Mr. Herrman was previously granted a performance-based career shares award under the SIP during FY16 in connection with his transition to Chief Executive Officer. The career shares award was subject to the achievement of performance-based vesting conditions, which were previously satisfied. The career shares award is scheduled to vest in full at the end of FY26, with prorated annual vesting beginning at the end of FY20, subject to Mr. Herrman’s continued employment with us. The portion of the career shares award that was unvested at the end of FY25 is reported above in the Outstanding Equity Awards at Fiscal 2025 Year-End table, and the vested portion of the career shares award is reported below in the Nonqualified Deferred Compensation table. Delivery of vested shares underlying the performance-based career shares award held by Mr. Herrman is deferred until six months and one day following Mr. Herrman’s retirement or other separation from service. When shares of stock are vested and delivered under the career shares award, Mr. Herrman is entitled to any dividend equivalents credited since the grant date.

50	The TJX Companies, Inc.

Compensation Tables
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2025
The following table provides information on FY25 nonqualified deferred compensation plans for our NEOs:

Name and Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Ernie Herrman
ESP	$170,000	$595,001	$2,454,008	—	$17,650,187
Career Shares	—	2,660,399	3,525,924	—	15,963,456
John Klinger
ESP	82,356	195,000	376,379	—	2,631,605
Carol Meyrowitz
GDCP	—	—	30,316	—	775,628
ESP	—	—	1,001,287	—	7,580,180
Douglas Mizzi
ESP(5)	104,962	261,539	1,834,066	—	15,232,016
Kenneth Canestrari
ESP	125,954	261,539	732,747	—	5,758,317
(1)Reflects notional credits to participant accounts in ESP. Amounts are also included as Salary or Non-Equity Incentive Plan Compensation, as applicable, in the Summary Compensation Table.
(2)Reflects notional credits to participant accounts in ESP plus, for Mr. Herrman, the value on the vesting date of the portion of his career shares award and related dividend equivalent amounts that vested in FY25. ESP amounts include the performance-based credits earned for FY25 but not credited until after the close of FY25. ESP amounts in this column are also included in the All Other Compensation column in the Summary Compensation Table.
(3)Reflects notional market-based earnings on deferrals and other amounts credited to the account of plan participants under the ESP, market-based earnings under Mr. Herrman’s career shares award, and notional interest under the GDCP as described above. It has been our practice to purchase the specified notional investments under the ESP to help meet our future obligations under the ESP.
(4)The aggregate balance includes deferrals of income for prior fiscal years. For Mr. Herrman, the aggregate balance includes the portion of his career shares award that was vested at the end of FY25, valued based on the closing price of our common stock on the NYSE on January 31, 2025 (the last business day of FY25), and related dividend equivalent amounts. Amounts deferred by individuals who were NEOs for the fiscal year of the deferral were included in the compensation reported for those individuals in the compensation tables in prior proxy statements. The aggregate balance also includes earnings on amounts deferred and performance-based credits earned under the ESP for FY25 but not credited until after the close of FY25.
(5)For Mr. Mizzi, the aggregate balance under ESP includes notional amounts previously credited under the Canadian Executive Savings Plan in connection with a prior assignment at TJX Canada, and related notional market-based earnings.

2025 Proxy Statement	51

Compensation Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
We believe that providing severance and change of control benefits helps us attract and retain high quality executives and protect our other business interests, as discussed above in the CD&A.
Severance Plans and Employment Agreements
Each of our NEOs in FY25 participated in a Company-sponsored severance plan and was party to an employment or offer letter agreement. Mr. Herrman, Ms. Meyrowitz, Mr. Mizzi, and Mr. Canestrari participated in our 2018 Severance Plan and Mr. Klinger participated in our 2022 Severance Plan. The terms of these plans and agreements provide for payments in connection with specified termination or change of control events, as summarized below.
•Termination Other than for Cause or Constructive Termination: If we terminate an NEO’s employment other than for cause or the executive terminates employment in connection with a forced relocation of more than 40 miles (referred to as a constructive termination), the executive would be entitled to 24 months (or, for Mr. Klinger, a period of up to 24 months) of continued base salary and any automobile allowance; cash payments in an amount sufficient after taxes to cover the cost of any COBRA continuation of health coverage during the salary continuation period; cash incentive awards under MIP and LRPIP for each uncompleted year or award cycle, to the extent applicable performance goals are met and adjusted to reflect the executive’s period of service during the year or cycle; and equity awards in accordance with their terms. In addition, salary continuation for Ms. Meyrowitz will continue to be based on her FY16 salary rate regardless of when termination occurs; and a constructive termination for Ms. Meyrowitz would also include a voluntary termination in connection with an involuntary removal or failure to be nominated or reelected to the Board or as Chairman of the Board.
Under the employment agreements with Mr. Herrman, Ms. Meyrowitz, Mr. Mizzi, and Mr. Canestrari, and under the 2022 Severance Plan for Mr. Klinger, a termination for cause generally includes the following, subject to the qualifications set forth in the agreements or plan, as applicable: material and willful dishonesty in the performance of duties, conviction of a felony, willful neglect of material duties, material and continuing conflict of interest, willful misconduct that violates company policy and is materially harmful to the reputation or business of the Company, or a breach of applicable restrictive covenants. Under these agreements and plans, upon a termination for cause, our NEOs would not be entitled to any separation benefits other than vested retirement benefits and, assuming no breach of applicable restrictive covenants, vested deferred compensation benefits.
•Death or Disability: Upon a termination of employment by reason of death or disability, each NEO (or his or her legal representative) would be entitled to the same benefits as are described above for a termination other than for cause, except that salary continuation would be subject to adjustment for any long-term disability benefits and the MIP award would be paid at target without proration.
•Retirement or Voluntary Termination: Our NEOs would not be entitled to separation benefits under the severance plans upon a voluntary termination (other than a constructive termination), except that upon retirement or other voluntary termination (other than a constructive termination) Ms. Meyrowitz would be entitled to benefits under LRPIP to the extent applicable LRPIP goals are met and adjusted, if applicable, to reflect her period of service during the performance period. Each of our NEOs satisfied the requirements for special service retirement as of the end of FY25 and would remain eligible for amounts under our cash and equity incentive awards, as described under Long-Term Incentive Awards below. In addition, Ms. Meyrowitz’s agreement provides for eligibility for continued vesting of stock awards and certain long-term cash awards in the event that she provides additional Board-approved services to the Company following any future retirement.
•End of Contract Term: For each of Mr. Herrman, Ms. Meyrowitz, Mr. Mizzi, and Mr. Canestrari, a termination occurring on the last day of the employment agreement term under agreements in effect during FY25 would be treated as a termination other than for cause unless we make an offer of continued service in a comparable position.
•Change of Control: Upon a change of control of TJX (with or without a termination of employment), each of Mr. Herrman, Ms. Meyrowitz, Mr. Mizzi, and Mr. Canestrari would be entitled under his or her employment agreement to receive a lump sum settlement at target of MIP and LRPIP awards for which the performance period or cycle had not ended, and each NEO would be entitled to receive any benefits under the SIP and our deferred compensation plans (as described further below). We would also be obligated to pay any legal fees and expenses the NEO reasonably incurs in seeking enforcement of contractual rights following a change of control.
The events that constitute a change of control under the agreements in effect during FY25 generally consist of the following, subject to the qualifications set forth in those agreements: a change of control required to be reported under the Exchange Act; the acquisition of 20% or more of our common stock followed by a change in a majority of our Board of Directors; a proxy solicitation or solicitations followed by a change in a majority of our Board of Directors; and the execution of certain agreements of acquisition, merger, or consolidation followed by consummation of the transactions contemplated by such agreement.

52	The TJX Companies, Inc.

Compensation Tables
•Change of Control Followed by Qualifying Termination (Double-Trigger): Upon a qualifying termination of employment following a change of control, each NEO would be entitled to receive alternative severance benefits instead of the separation-related benefits described above. The alternative severance benefits consist of a lump sum severance payment equal to two times the sum of the executive’s annual base salary, any annual automobile allowance, and target MIP award amount; two years of continued participation in health and life insurance programs, except to the extent of replacement coverage; and any benefits (including any acceleration of awards) under the SIP and our deferred compensation plans (as described further below). For this purpose, base salary and the target MIP amount would be determined by reference to the higher of the executive’s base salary immediately prior to termination or the change of control (except that base salary for Ms. Meyrowitz would continue to be based on her FY16 salary rate), and base salary would be adjusted for any long-term disability benefits. In addition, the alternative severance benefits for Mr. Klinger would include a lump sum settlement at target of MIP and LRPIP awards for which the performance period or cycle had not ended, adjusted in the case of MIP awards to reflect his period of service during the year. A qualifying termination for these purposes includes a termination by us other than for cause, by the executive for good reason (as defined in the agreements), or a termination by reason of death or disability, in each case within 24 months following a change of control without regard to the scheduled term of the agreement. A qualifying termination does not include a voluntary termination without good reason.
In addition to the amounts described above, the executives would remain entitled to vested and accrued, but unpaid, compensation and benefits (including earned but unpaid amounts under MIP and LRPIP) and to any SIP or deferred compensation benefits (as described below).
•No excise tax gross-up payments: Our NEOs would not be entitled to any tax gross-up payment for any “golden parachute” excise tax on change of control benefits under these arrangements, but payments and benefits to each executive would be reduced if and to the extent such a reduction would have put the executive in a better after-tax position.
Long-Term Incentive Awards
Under the terms of our long-term incentive awards, NEOs and other participants who retire at or after age 65 with ten or more years of service, or who retire at or after age 60 with twenty or more years of service, are eligible for “special service retirement” (SSR) benefits described below. As of the end of FY25, each of our NEOs satisfied the requirements for a special service retirement. Upon retirement, each of our NEOs would be entitled to continued vesting of PSUs to the extent applicable goals are met (with the award adjusted, as applicable, to reflect the period of service during the performance period based on the rules described in footnote 3 to the table below) and for settlement of RSUs (with the award adjusted, if applicable, based on the completed portion of the service period). Upon a termination due to death or disability, each of our NEOs would be entitled to acceleration of PSUs at the target level of performance (with the award adjusted to reflect the period of service during the performance period based on the rules described in footnote 3 to the table below) and each NEO would be entitled to settlement of RSUs on the same basis as retirement. In the event of a termination without cause or a constructive termination, each NEO would be entitled to continued vesting of PSUs and settlement of RSUs on the same basis as retirement. For LRPIP awards, under terms established by the Compensation Committee, each NEO would be entitled upon retirement to benefits under LRPIP to the extent applicable LRPIP goals are met and adjusted, if applicable, based on the rules described in footnote 2 to the table below.
Unvested equity awards under the SIP do not include automatic full accelerated vesting upon a change of control of TJX. Instead, performance conditions for PSUs will be deemed satisfied at target upon the change of control (with settlement of the award to the extent the original service conditions were satisfied), and any unvested PSUs, RSUs, and the unvested portion of Mr. Herrman’s career shares award, will vest in full upon the change of control if not continued or assumed in the transaction or, if continued or assumed, in the event of a qualifying termination of employment following the change of control. A qualifying termination for these purposes includes an involuntary termination without cause or a termination for good reason within 24 months following the change of control.
Except as described above in connection with a change of control of TJX, the unvested portion of Mr. Herrman’s career shares award is not eligible for acceleration or continued vesting in connection with any termination of employment.
Deferred Compensation
As noted above under Nonqualified Deferred Compensation Plans, any accounts under GDCP will be paid upon a change of control. Our NEOs would also be eligible for any benefits under ESP and any SERP benefits described above under Pension Benefits.
Related Provisions
Under the terms of their employment-related agreements and the severance plans, each NEO agreed to non-solicitation and non-competition provisions that operate during the term of employment and for 24 months thereafter (or, for Mr. Klinger, for up to 24 months thereafter), and to confidentiality provisions during and after employment. Benefits under the employment agreements, the severance plans, and SERP; benefits under LRPIP following special service retirement; and benefits attributable to employer credits at or above certain designated executive levels under the ESP (including additional performance-based credits previously earned by Mr. Herrman) are also conditioned on compliance with restrictive covenants. Upon a change of control, our NEOs would no longer be subject to any covenant not to compete following a termination of employment. Each NEO has also acknowledged our clawback policy, which continues to apply to executive officers following a termination of employment for any reason.

2025 Proxy Statement	53

Compensation Tables
The agreements and plans include terms designed to comply with the deferred compensation provisions of Section 409A of the Internal Revenue Code (Section 409A), including provisions that would delay certain termination-related benefits for six months beyond termination of employment and alternative payment provisions that could apply in connection with a change of control not described in Section 409A.
The following table sets forth aggregate estimated payment obligations to each of our NEOs, assuming that the triggering events had occurred on February 1, 2025, all pursuant to the terms of TJX’s plans and each executive’s employment-related agreement as in effect on such date.
Triggering Event and Payments(1)

	Ernie Herrman	John Klinger	Carol Meyrowitz	Douglas Mizzi	Kenneth Canestrari
Death/Disability
Severance	$3,400,000	$1,650,000	$3,150,000	$2,120,000	$2,120,000
MIP/LRPIP(2)	1,700,000	450,000	1,040,000	500,000	450,000
Equity Awards(3)	18,836,741	2,635,147	11,247,476	4,987,294	4,821,063
Other Benefits(4)	136,922	136,652	147,766	136,922	147,766
Total(5)	24,073,663	4,871,799	15,585,242	7,744,216	7,538,829
Retirement or Voluntary Termination
LRPIP(2)	1,700,000	450,000	1,040,000	500,000	450,000
Equity Awards(3)	18,836,741	2,635,147	11,247,476	4,987,294	4,821,063
Total	20,536,741	3,085,147	12,287,476	5,487,294	5,271,063
Termination without Cause/Constructive Termination
Severance	3,400,000	1,650,000	3,150,000	2,120,000	2,120,000
MIP/LRPIP(2)	1,700,000	450,000	1,040,000	500,000	450,000
Equity Awards(3)	18,836,741	2,635,147	11,247,476	4,987,294	4,821,063
Other Benefits(4)	136,922	136,652	147,766	136,922	147,766
Total	24,073,663	4,871,799	15,585,242	7,744,216	7,538,829
Change of Control
Settlement of MIP/LRPIP	3,400,000	—	2,080,000	1,000,000	900,000
Settlement of Equity Awards(3)	10,756,704	1,736,053	7,540,730	2,763,119	2,671,049
Total	14,156,704	1,736,053	9,620,730	3,763,119	3,571,049
Change of Control followed by Qualifying Termination
Change of Control Benefits (see above)	14,156,704	1,736,053	9,620,730	3,763,119	3,571,049
Equity Awards(3)	34,716,955	5,307,465	11,111,616	8,428,213	8,147,416
Severance(5)	10,200,000	4,365,000	6,270,000	4,452,000	4,452,000
Other Benefits(4)	145,515	145,369	151,049	145,515	151,049
Total(6)	59,219,174	11,553,887	27,153,395	16,788,847	16,321,514
(1)We used the following assumptions to calculate the payments set forth in the table:
•We assumed in each case that the termination was not for cause; the executive does not violate his or her non-competition, non-solicitation, confidentiality, or other obligations to us following termination; the executive receives COBRA continuation of health coverage for up to 18 months but does not receive health or life insurance coverage from another employer within the relevant periods; the executive does not incur legal fees requiring reimbursement from us; and, in the case of a change of control (both with and without a termination of employment) occurring on February 1, 2025, each NEO receives the full amount of his or her benefits without giving effect to any potential reduction to maximize the executive's benefit after taking into account change-of-control excise and other taxes. We assumed, for Mr. Klinger, that the salary continuation period under the 2022 Severance Plan was 24 months. We also assumed that any change of control would have qualified as a “change in control event” under Section 409A.
•In the case of payments following termination by reason of disability, the amounts shown assume salary continuation and/or long-term disability payments, coordinated to avoid duplication.
•We valued stock awards using $124.79, the closing price of our common stock on the NYSE on January 31, 2025, the last business day of FY25. We included, where applicable, the full value of all stock awards, assuming target performance for PSUs with performance periods ending after February 1, 2025, plus the value of any accumulated dividends or dividend equivalents as of February 1, 2025 that would be payable with respect to such awards. See the Outstanding Equity Awards table above for more information about these equity awards. Actual amounts that will be earned with respect to these equity awards may be different from the values included in the table.
•In addition to the amounts described in this table, our NEOs were eligible for the benefits described above under Pension Benefits and Nonqualified Deferred Compensation Plans.
For purposes of this table, we did not include any amounts in respect of accrued but unpaid base salary or benefits; any amounts in respect of bonuses under MIP and LRPIP for performance periods ending on February 1, 2025; any amounts in respect of PSUs with performance periods ending on February 1, 2025; any amounts in respect of other outstanding equity awards that would not have accelerated upon or continued vesting following the triggering event (except that we included the portion of RSU awards for which the service-based vesting condition was satisfied due to eligibility for special service retirement); or any deferred compensation amounts that would not have been enhanced upon or following the triggering event.

54	The TJX Companies, Inc.

Compensation Tables
(2)MIP/LRPIP includes an amount for each applicable LRPIP cycle ending after February 1, 2025, assuming target performance. For each NEO, the LRPIP amounts would have been subject to proration based on the portion of the cycle completed as of February 1, 2025, determined based on the number of completed months in the cycle or, in the event of special service retirement, the number of completed years in the cycle. In the event of termination due to death or disability, special service retirement, or termination without cause or constructive termination, any LRPIP amounts (after applicable proration) would have been paid based on actual performance. In the event of termination due to death or disability, the MIP award for an open fiscal year would have been paid at target without proration. In the event of termination without cause or constructive termination, the MIP award for an open fiscal year would have been paid based on actual performance and prorated between 50% and 100% based on days completed in the fiscal year.
(3)Equity awards include, where applicable, RSUs, FY24-26 PSUs, and FY25-27 PSUs. The value of continued vesting of PSUs included in this table assumes that applicable performance conditions are satisfied at target following special service retirement or termination without cause or constructive termination. In the event of termination due to death or disability, special service retirement, or termination without cause or constructive termination, the potential acceleration, settlement, or continued vesting of PSUs held by our NEOs would be subject to proration, if applicable, based on full fiscal years completed during the performance period, except that Ms. Meyrowitz’s PSUs would be prorated one-third if the triggering event occurs before the end of the first fiscal year of the performance period or two-thirds if the triggering event occurs before the end of the second fiscal year of the performance period. FY24-26 PSUs and FY25-27 PSUs (after applicable proration) would vest immediately at target upon termination due to death or disability during the performance period (or based on the greater of target or actual performance if termination due to death or disability occurs after the end of the performance period). In the event of termination due to death or disability, special service retirement, or termination without cause or constructive termination, the potential acceleration or settlement of RSUs held by our NEOs would be subject to proration, if applicable, based on the completed portion of the service vesting period. Equity awards do not include automatic full accelerated vesting upon a change of control of TJX. Equity awards would vest in full upon a change of control of TJX if not continued or assumed in the transaction or, if continued or assumed, in the event of a qualifying termination of employment following the change of control, and are included under “Change of Control followed by Qualifying Termination” in this table, except that FY24-26 and FY25-27 PSUs are included under “Change in Control” in this table to the extent the applicable service conditions were satisfied and the award would have been settled at target in connection with the change of control on February 1, 2025.
(4)Other benefits include amounts for continued health coverage, life insurance coverage, and/or automobile benefits. For health coverage, we estimated an amount sufficient after taxes to cover the cost of continuation of medical, dental, and vision benefits based on the COBRA rates in effect as of February 1, 2025 and assumed, in the case of a qualifying termination following a change of control, that employee contributions for health coverage will continue at rates in effect as of February 1, 2025.
(5)Under the 2022 Severance Plan, severance for Mr. Klinger in the event of a Change of Control followed by Qualifying Termination also includes a lump sum settlement for each applicable LRPIP cycle ending after February 1, 2025, plus any MIP award for an open fiscal year prorated between 50% and 100% based on days completed in the fiscal year, in each case assuming target performance.
(6)In the event of death on February 1, 2025, the beneficiaries of each of our NEOs would also have been entitled to a life insurance benefit of $1,500,000 under our management- and executive-level life insurance programs. Company-paid amounts for these programs are included and described above in the Summary Compensation Table under All Other Compensation for FY25.

2025 Proxy Statement	55

Compensation Tables

CEO PAY RATIO
At the end of FY25, we operated over 5,000 retail stores and employed approximately 364,000 Associates worldwide. Approximately 86% of these Associates worked in our retail stores. Our total number of Associates, which is subject to seasonal variations, includes full-time, part-time, seasonal, and temporary employees. This workforce supports the execution of our flexible off-price business model, including the timing and frequency of store deliveries and the management of a rapidly changing mix of store inventory, throughout our global business.
As required by SEC rules, we are providing information regarding the ratio of annual total compensation for our CEO to that of our median employee. Our CEO’s annual total compensation for FY25, as reported in the “Total” column of the Summary Compensation Table above, was $23,482,528. In accordance with SEC rules, the median of the annual total compensation of all employees (other than the CEO) was estimated to be $15,002 for FY25, which resulted in an estimated ratio of 1,565:1. To identify the median employee for FY25 in accordance with SEC rules, we included all employees in our global operations as of the last day of FY25, including full-time, part-time, seasonal, and temporary employees, and estimated annual total compensation for all of these employees based on calendar 2024 payroll records in each jurisdiction, converting foreign currencies to U.S. dollars using an average annual exchange rate for calendar 2024. As part of this process, we annualized earnings for employees, other than seasonal and temporary employees, who were hired during the fiscal year. As a result of this process, the FY25 median employee for purposes of our pay ratio estimate was a part-time hourly retail store Associate.
SEC rules allow companies to use a variety of methods and assumptions to estimate median employee compensation, and factors such as industry, geography, business model, and workforce composition will vary across companies. Accordingly, the information above may not be comparable to information reported by other companies.

56	The TJX Companies, Inc.

Compensation Tables

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (CAP), as computed under SEC rules, and certain financial performance of the Company. For more information about the Company’s executive compensation program, refer to the CD&A and Compensation Tables above.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(4)	MIP Incentive Pre-tax Income (thousands)(5)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$23,482,528	$47,971,937	$7,808,196	$13,833,362	$225.67	$184.45	$4,863,688	$7,007,747
2024	22,222,769	43,640,917	7,374,185	13,335,528	173.94	148.60	4,474,000	6,418,494
2023	20,525,368	22,689,097	7,821,116	8,086,392	143.84	129.16	3,498,349	5,495,116
2022	31,802,000	48,122,189	12,428,451	18,345,910	123.16	116.91	3,282,815	5,617,471
2021	14,541,737	(12,494,955)	5,887,421	(4,958,497)	108.86	106.91	90,470	1,953,817
(1)The amounts in column (b) are the amounts reported for our Chief Executive Officer, Mr. Herrman, in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The Non-PEO NEOs included for purposes of calculating the amounts in column (d) and in column (e) are John Klinger, Carol Meyrowitz, Douglas Mizzi, and Kenneth Canestrari for FY25; John Klinger, Carol Meyrowitz, Scott Goldenberg, and Douglas Mizzi for FY24; and Scott Goldenberg, Carol Meyrowitz, Richard Sherr, and Kenneth Canestrari for FY21, FY22 and FY23.
(2)The amounts in column (c) and column (e) represent the CAP amount to Mr. Herrman, and the average CAP amount to our other NEOs as a group, for each applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. The CAP dollar amount is determined under SEC rules and does not reflect the actual amount of compensation earned by or paid to Mr. Herrman, or our other NEOs as a group, for the applicable year. Refer to the CD&A for a discussion of the quantitative and qualitative factors considered by the Compensation Committee in making decisions with respect to compensation for our NEOs for FY25.
Under SEC rules, the amounts shown below were deducted and added to total compensation for Mr. Herrman, and to the average total compensation for the other NEOs as a group, to determine the CAP amount for FY25:

Calculation of “Compensation Actually Paid” for FY25	PEO	Average for Non-PEO NEOs
Summary Compensation Table (“SCT”) Total reported in column (b) for PEO and in column (d) for non-PEO NEOs	$23,482,528	$7,808,196
Amounts reported in the “Change in Pension Value” column of the SCT(i)	(1,593,081)	(708,002)
Pension “service cost”(ii)	282,545	61,347
Amounts reported in the “Stock Awards” column of the SCT(iii)	(12,600,163)	(3,450,042)
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end(iv)	19,506,933	5,260,808
Change in fair value (as of vesting date from prior year end) of previously-granted equity awards that vested during the year(v)	952,472	133,164
Change in fair value (as of year end from prior year end) of previously-granted equity awards that remain unvested at year end(vi)	17,940,703	4,727,891
CAP reported in column (c) for PEO and in column (e) for Non-PEO NEOs	47,971,937	13,833,362
(i)Reflects the change in the actuarial present value of accumulated benefit obligations under our broad-based pension plan and our SERP for FY25, as reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. For more information, refer to Pension Benefits above.
(ii)Reflects the actuarially determined service cost under our broad-based pension plan and our SERP for services rendered by the NEO during FY25, using the same methodology as used for our financial statements in accordance with U.S. GAAP. No “prior service cost” applied to the pension benefits for our NEOs for FY25.
(iii)Reflects the amounts reported in the “Stock Awards” column of the Summary Compensation Table for FY25.
(iv)Reflects the year-end fair value of any PSUs or RSUs granted in FY25 that were outstanding and unvested as of the end of FY25.
(v)Reflects the change in fair value as of the vesting date (from the end of FY24) for PSUs, RSUs, and, for Mr. Herrman, his career shares award, or portions thereof, granted in prior years that vested during FY25. For this purpose, the vesting date of PSUs is the date on which the Compensation Committee certified applicable performance results for the cycle, and the vesting date for RSUs and Mr. Herrman’s career shares award (or applicable portions thereof) is the date on which the applicable service requirement was satisfied, taking into account eligibility for special service retirement as defined in the SIP.
(vi)Reflects the change in fair value as of the end of FY25 (from the end of FY24) for any PSUs, RSUs, and, for Mr. Herrman, his career shares award, or portions thereof, granted before FY25 that were outstanding and unvested as of the end of FY25.
The valuation assumptions used to calculate the fair values of PSUs, RSUs, and Mr. Herrman’s career shares award include the stock price and accumulated dividends as of the applicable measuring date and, in the case of PSUs, the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the Compensation Committee as of the applicable vesting date).

2025 Proxy Statement	57

Compensation Tables
(3)The amounts reported in column (f) represent cumulative TSR of the Company under SEC rules from January 31, 2020, the last trading day before the start of FY21, through the last trading day for the applicable fiscal year in the table, assuming reinvestment of dividends. The amounts reported in column (g) represent the peer group TSR under SEC rules from January 31, 2020, the last trading day before the start of FY21, through the last trading day for the applicable fiscal year in the table, assuming reinvestment of dividends and weighted according to the respective companies’ stock market capitalization. The peer group used for this purpose is the Dow Jones U.S. Apparel Retailers Index (DJUSRA), the same peer group used for purposes of Item 201(e) of Regulation S-K. For more information about the peer group used by the Compensation Committee as part of its decision-making process for FY25, refer to The Role of Our Peer Group in the CD&A.
(4)The amounts reported in column (h) represent net income of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.
(5)The amounts reported in column (i) represent MIP Incentive Pre-Tax Income: the adjusted pre-tax income performance results under our MIP for the applicable fiscal year or, in the case of FY21, an estimate of adjusted pre-tax income performance results under our MIP had the Compensation Committee established adjusted pre-tax income performance goals for FY21. The Company did not use Incentive Pre-Tax Income in its annual MIP program for FY21 but instead established a temporary alternative framework in light of the uncertainty of the COVID-19 pandemic, as discussed in our 2021 proxy statement. MIP Incentive Pre-Tax Income for FY22, FY23, FY24, and FY25 reflects the definitions and automatic adjustments pre-established by the Compensation Committee for the applicable fiscal year. Refer to Appendix A for information about how MIP Incentive Pre-Tax Income was determined based on total segment profit reported in our Annual Report on Form 10-K for each applicable fiscal year.
While the Company uses various performance measures under its executive compensation program, Incentive Pre-Tax Income is the primary metric in our annual incentive plan and the multi-year cumulative metric in our long-term cash program, and the Company has determined that MIP Incentive Pre-Tax Income represents the most important performance measure used by the Company to link CAP to our NEOs to Company performance for FY25 under SEC rules.
FINANCIAL PERFORMANCE MEASURES
In accordance with SEC rules, the Company has determined that the following financial performance measures were used by the Company to link CAP to our NEOs to Company performance for FY25:

Financial Performance Measures for FY25
Incentive Pre-Tax Income
Incentive EPS
Incentive ROIC
The Company has designated MIP Incentive Pre-Tax Income as the “Company-Selected Measure” for purposes of Item 402(v) of Regulation S-K, and additional information about MIP Incentive Pre-Tax Income is shown in column (i) of the table above. For more information on our incentive plan performance measures, including why each measure is used and how each measure is included within our program, refer to FY25 Performance Measures in the CD&A.
ANALYSIS OF INFORMATION IN THE PAY VERSUS PERFORMANCE TABLE
As discussed in the CD&A, the Company’s executive compensation program emphasizes long-term incentives and a mix of objective financial performance goals that seek to balance growth, profitability, and returns. As a result, any single measure of Company performance for a particular year or period will not necessarily align with CAP as calculated under SEC rules. In addition, the Compensation Committee's executive compensation oversight process includes information and advice from its independent compensation consultant about the relationships between pay and performance relative to peers, using a range of financial performance metrics over multiple time periods, as described in the CD&A.
For the periods shown in the Pay Versus Performance table, changes in CAP were primarily driven by equity award values, including changes in stock price for previously-granted equity awards and changes in probable outcomes of performance conditions for previously-granted PSUs. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
CAP and Cumulative TSR: PEO CAP and average NEO CAP varied over the five years presented in the table, while our cumulative TSR increased over this same period. Although we did not use TSR as a financial performance measure within our incentive plans for the years presented in the table, long-term equity incentives under the SIP have been the largest component of total target compensation for our CEO and other NEOs for many years and the value of our long-term equity incentives is designed to align with our TSR performance during each applicable award period.
CAP and Net Income: PEO CAP and average NEO CAP varied over the five years presented in the table, while our net income increased over this same period. Although net income is a profit measure that is similar to Incentive Pre-Tax Income and Incentive EPS, we did not use net income as a financial performance measure within our incentive plans for the years presented in the table. Accordingly, there is not a direct relationship between CAP and our net income.
CAP and MIP Incentive Pre-Tax Income: A portion of PEO CAP and average NEO CAP reflects payouts under our MIP for the applicable fiscal year, including amounts based on MIP Incentive Pre-Tax Income for FY25, FY24, FY23, and FY22, as discussed in the CD&A and in our 2022, 2023, and 2024 proxy statements. Although we used Incentive Pre-Tax Income as the primary metric in our annual MIP program for FY25, FY24, FY23, and FY22, the primary driver of the variation in PEO CAP and average NEO CAP over the five years presented in the table was changes in equity award values under SEC rules as noted above. We did not use Incentive Pre-Tax Income in our annual MIP program for FY21 but instead established a temporary alternative framework in light of the uncertainty of the pandemic, as discussed in our 2021 proxy statement.
Cumulative TSR of the Company and Cumulative TSR of the Peer Index: For the periods presented in the table, both our cumulative TSR and the cumulative TSR of the Dow Jones U.S. Apparel Retailers Index (DJUSRA) were positive, with our TSR outperforming the TSR of the DJUSRA for each period shown. Although our Compensation Committee continues to monitor our relative TSR performance as discussed in the CD&A, we did not use our TSR performance versus the TSR performance of the DJUSRA as a financial performance measure within our incentive plans for the years presented in the table. For more information about the peer group used by the Compensation Committee as part of its decision-making process for FY25, refer to The Role of Our Peer Group in the CD&A.

58	The TJX Companies, Inc.

DIRECTOR COMPENSATION

OVERVIEW
For FY25, our non-employee directors were entitled to the following compensation:
Non-Employee Director Compensation

Annual cash retainer	$110,000
Annual deferred stock awards (total target level)	200,000
Additional annual cash retainers for Committee Chair/Lead Director
Audit and Finance Committee Chair	30,000
Chair of the IT Subcommittee of the Audit and Finance Committee	25,000
Compensation Committee Chair	25,000
Corporate Governance Committee Chair	20,000
Lead Director	65,000
Each non-employee director is eligible for two annual deferred stock awards (including deferred dividend awards) under the SIP. For FY25, the target value of each of these two deferred stock awards was $100,000, for a total target award value of $200,000. Deferred stock awards are prorated for non-employee directors who are first elected as a director on a date other than the date of the Company’s annual meeting. One of the deferred stock awards vests immediately and is payable with accumulated dividends in stock following the earlier of separation from service as a director or change of control. The second award vests based on a director’s continued service until the annual meeting next following the grant of the award (subject to possible earlier vesting in the event of a change of control if not continued or assumed in the transaction or if a qualifying termination of service as a director occurs following the change of control and prior to the scheduled vesting date), and is payable with accumulated dividends in stock upon vesting or, if an irrevocable advance election is made, at the same time as the first award. In the event that a non-employee director separates from service as a director prior to vesting in the second award, that award is forfeited. Re-deferral of director deferred stock awards is permitted in certain limited circumstances, subject to the terms of the SIP.
Employee directors do not receive separate compensation for their service as directors. Members of the Executive Committee do not receive committee-specific compensation. Directors are reimbursed for customary expenses for attending Board and Committee meetings.
Our non-employee directors are eligible to defer their retainers under the ESP (described above in Nonqualified Deferred Compensation Plans) but are not eligible for matching credits. Amounts deferred by directors under the ESP are notionally invested in mutual funds or other market investments. Participating non-employee directors may select a distribution date earlier than retirement from the Board, but no earlier than January 1st of the second year following the year of the deferral. Prior to January 1, 2008, our non-employee directors were eligible to defer their retainers and fees in our GDCP (described above in Nonqualified Deferred Compensation Plans), under which deferred amounts earn interest at a periodically adjusted market-based rate. Amounts deferred under the GDCP on or after January 1, 2005 (and earnings on those amounts) will be distributed under the terms of the ESP, as described above. Amounts deferred under the GDCP prior to January 1, 2005 (and earnings on those amounts) are scheduled to be paid upon or after leaving the Board. As of the end of FY25, Mr. Bennett, Ms. Nemerov, and Mr. Wagner have amounts deferred under the ESP, and Mr. Bennett has amounts deferred under the GDCP. We do not provide retirement, health, or life insurance benefits to our non-employee directors.
Our non-employee director compensation was approved by the Board based on recommendations of the Corporate Governance Committee and advice from Pearl Meyer regarding market practices and competitive positioning. The following table provides compensation information for our non-employee directors for FY25. Information about Mr. Herrman’s and Ms. Meyrowitz’s compensation for FY25 is provided with that of the other NEOs in the CD&A and in the accompanying compensation tables above.

2025 Proxy Statement	59

Director Compensation

DIRECTOR COMPENSATION FOR FISCAL 2025

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
José B. Alvarez	$110,000	$200,000	$310,000
Alan M. Bennett	175,000	200,000	375,000
Rosemary T. Berkery	135,000	200,000	335,000
David T. Ching	135,000	200,000	335,000
C. Kim Goodwin	110,000	200,000	310,000
Amy B. Lane	140,000	200,000	340,000
Jackwyn L. Nemerov	130,000	200,000	330,000
Charles F. Wagner, Jr.	110,000	200,000	310,000
(1)Includes amounts that have been deferred under the ESP, if applicable.
(2)Reflects the grant date fair value of annual deferred share awards totaling $200,000, determined in accordance with ASC Topic 718, disregarding the effect of estimated forfeitures and valued based on the closing price of our common stock on the NYSE on the grant date.
(3)The following table shows the number of shares subject to outstanding stock awards for our non-employee directors as of February 1, 2025:

Name	Outstanding Stock Awards*
José B. Alvarez	12,370
Alan M. Bennett	119,775
Rosemary T. Berkery	10,410
David T. Ching	72,054
C. Kim Goodwin	6,995
Amy B. Lane	97,342
Jackwyn L. Nemerov	25,468
Charles F. Wagner, Jr.	3,351
*    Includes awards of 945 deferred shares for each non-employee director that were unvested as of the end of FY25 and scheduled to vest on the day before the 2025 Annual Meeting.

60	The TJX Companies, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of February 1, 2025 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	33,907,325	$68.26	39,229,924
Equity compensation plans not approved by security holders	—	—	—
Total	33,907,325	$68.26	39,229,924
We use one equity compensation plan, the Stock Incentive Plan (or SIP). Shareholders most recently approved the number of securities issuable under the SIP in 2022. Securities reported in column (a) include outstanding options, performance share unit awards, and restricted stock unit awards as well as outstanding deferred stock awards where the underlying shares have not been issued. The weighted-average exercise price in column (b) takes into account option awards but not the 2,559,294 shares subject to other awards.
For additional information concerning our equity compensation plan see Note H to our consolidated financial statements included in our Annual Report on Form 10-K for FY25.

2025 Proxy Statement	61

STOCK OWNERSHIP

BENEFICIAL OWNERSHIP
The following table shows, as of April 15, 2025, the number of shares of our common stock beneficially owned by each director/ director nominee and executive officer named in the Summary Compensation Table and all directors and executive officers as a group:

Name	Number of Shares
José B. Alvarez	14,219
Alan M. Bennett	121,221
Rosemary T. Berkery	22,175
Kenneth Canestrari	88,740
David T. Ching	82,289
C. Kim Goodwin	15,260
Ernie Herrman	417,140
John Klinger	25,749
Amy B. Lane	125,718	(1)
Carol Meyrowitz	156,343
Douglas Mizzi	221,479
Jackwyn L. Nemerov	26,968
Charles F. Wagner, Jr.	3,391
All Directors and Executive Officers as a Group (14 Persons)	1,441,885
(1)Ms. Lane shares voting and dispositive power over 440 shares of common stock with her spouse.
The total number of shares beneficially owned by each individual and by the group above constitutes, in each case, less than 1% of the outstanding shares of TJX. The amounts above reflect sole voting and investment power except as noted.
The shares listed in the table above include:
•Vested deferred shares (including estimated deferred shares for accumulated dividends) held by the following directors: Mr. Alvarez, 11,563; Mr. Bennett, 120,265; Ms. Berkery, 9,580; Mr. Ching, 71,967; Ms. Goodwin, 6,124; Ms. Lane, 97,560; Ms. Nemerov, 24,820; Mr. Wagner, 2,435; and all directors and executive officers as a group, 344,314.
•Deferred shares (including estimated deferred shares for accumulated dividends) that are scheduled to vest within 60 days of April 15, 2025: 956 for each non-employee director and 7,648 for all directors and executive officers as a group.
•Shares of common stock that the following persons had the right to acquire on April 15, 2025 or within 60 days thereafter through a vested right to delivery of shares under the terms of stock awards: Mr. Canestrari, 4,854; Mr. Herrman, 138,562; Mr. Klinger, 2,511; Ms. Meyrowitz, 8,368; Mr. Mizzi, 5,021; and all directors and executive officers as a group, 164,714.
Shares listed do not include, if not scheduled to vest within 60 days of April 15, 2025, unvested performance share unit awards or unvested restricted stock unit awards. Estimated accumulated dividend amounts are based on the closing price of our common stock on April 15, 2025.

62	The TJX Companies, Inc.

Stock Ownership
The following table shows, as of April 15, 2025, each person known by us to be the beneficial owner of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class Outstanding
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	99,658,272	8.9%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	96,205,314	8.44%
(1)Amounts based on ownership of BlackRock, Inc. and certain subsidiaries at December 31, 2024 as indicated in its Schedule 13G/A filed with the SEC on February 5, 2025, which reflected sole voting power with respect to 88,213,458 of the shares and sole dispositive power with respect to 99,658,272 of the shares.
(2)Amounts based on ownership of The Vanguard Group, Inc. and certain subsidiaries at December 31, 2023 as indicated in its Schedule 13G/A filed with the SEC on February 13, 2024, which reflected shared voting power with respect to 1,535,992 of the shares, sole dispositive power with respect to 91,269,345 of the shares, and shared dispositive power with respect to 4,935,969 of the shares.

2025 Proxy Statement	63

VOTING AND MEETING REQUIREMENTS

VOTING REQUIREMENTS
Quorum: A majority of the shares issued and outstanding and entitled to vote at the meeting is required for a quorum for the meeting.
Election of directors: A nominee receiving a majority of the votes properly cast at the meeting for the nominee’s election (meaning he or she receives more votes cast FOR than cast AGAINST) will be elected as a director. As described above in Majority Voting for Election of Directors in the Board Composition and Refreshment section, we require any incumbent director standing for election to provide an irrevocable contingent resignation to be considered by the Board if the director receives a greater number of votes cast AGAINST his or her election than votes cast FOR such election. You may vote FOR or AGAINST each of the nominees for director in Proposal 1 or abstain from voting for one or more nominees for director.
Other proposals: All other proposals require the approval of a majority of the votes properly cast at the meeting (meaning the proposal is approved if there are more votes properly cast FOR than cast AGAINST). You may vote FOR or AGAINST one or more of these other proposals. You may also abstain from voting on any of these proposals.

VOTING YOUR SHARES
If you owned TJX common stock at the close of business on April 15, 2025, the record date for our 2025 Annual Meeting, you are entitled to vote at the meeting. Each of the 1,116,491,796 shares of common stock outstanding on the record date is entitled to one vote. As permitted by SEC rules, the Company has elected to make the proxy materials available to its shareholders primarily via the internet. Rather than a full hard-copy set of the proxy materials, most shareholders will receive a Notice of Internet Availability, which contains the 16-digit control number needed for accessing the materials and voting online. This method of delivery expedites receipt by our shareholders, reduces printing and mailing costs, and contributes to sustainability efforts. You may opt to receive paper copies of the proxy materials at no cost to you by following the instructions contained on the Notice of Internet Availability.
There are many ways to vote your shares:
•If you are a shareholder of record (meaning you hold TJX shares that are registered in your name) and you received a Notice of Internet Availability, you can vote your shares by proxy online or by telephone. If you received a printed version of the proxy materials by mail, you can vote by proxy online, by telephone, or by signing and returning your proxy card by mail.
•If you are a street name holder, sometimes referred to as a beneficial holder (meaning you hold TJX shares through a bank, broker, or other third party), you may instruct that institution on how to vote your shares. Please follow the instructions on the Notice of Internet Availability or the voting instruction form you received to have your shares voted and, if needed, to change or revoke your selections, or contact your bank, broker, or other third party holder for instructions. You also should have a choice of methods to vote your shares and to change or revoke your voting instructions before the meeting (as further explained below).
•Shareholders of record and street name holders may attend and vote at the Annual Meeting by following the procedures detailed in the Participation in the Annual Meeting section below. The meeting will be held in a virtual-only format.
•You can change or revoke your proxy before it is voted at the meeting. Please see Changing or Revoking Your Proxy below.
If you are a record holder and vote your proxy for the 2025 Annual Meeting but do not indicate specific choices for some or all proposals as part of that process, your shares will be voted as follows:
•FOR the election of the ten director nominees (Proposal 1),
•FOR the ratification of the appointment of PricewaterhouseCoopers as TJX’s independent registered public accounting firm for fiscal 2026 (Proposal 2), and
•FOR the advisory approval of TJX’s executive compensation (say-on-pay) (Proposal 3).
If you vote by proxy, the persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any director nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees.
If you are a street name holder, please note that banks, brokers, and other third parties are not permitted to vote your shares on any matter other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2) without instruction from you. This means that if you are a street name holder and you submit your voting instruction form or vote by phone or online but do not instruct your bank, broker, or other third party on how to vote your shares on any or all of the matters (the election of the director nominees (Proposal 1) or say-on-pay (Proposal 3)), or if you abstain from voting on any matter, your shares will not be counted as having been voted on that matter. As your shares will not be voted, they will have no effect on the outcome of the vote, but will be counted as in attendance at the meeting for purposes of a quorum.

64	The TJX Companies, Inc.

Voting and Meeting Requirements

CHANGING OR REVOKING YOUR PROXY
If you are a shareholder of record, you may change or revoke your proxy at any time before it is voted at the Annual Meeting by voting later online or by telephone, returning a later-dated proxy card by mail (if you received a printed version of the proxy materials by mail), or delivering a written revocation to the Corporate Secretary of TJX at our corporate offices at:
Office of the Secretary/Legal Department
The TJX Companies, Inc.
770 Cochituate Road
Framingham, Massachusetts 01701
If you are a street name holder, you should refer to the voting instruction form provided or contact your broker, bank, or other third party holder of record for instructions on how to change or revoke your vote. You should have a choice of methods to change or revoke your voting instructions before the meeting.

PARTICIPATION IN THE ANNUAL MEETING
ADMISSION TO THE ANNUAL MEETING
Shareholders as of the close of business on April 15, 2025, the record date, can attend the Annual Meeting by accessing www.virtualshareholdermeeting.com/TJX2025 and entering the 16-digit control number found on the Notice of Internet Availability, proxy card, or voting instruction form you received. If you are a street name holder, please contact your bank, broker, or other third party before the Annual Meeting if you did not receive a control number. We encourage shareholders to allow sufficient time to log in prior to the start of the Annual Meeting. During the Annual Meeting, shareholders who have accessed and are in attendance at the meeting will have the opportunity to vote their shares.
If shareholders encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.
Please be sure to retain the control number on the Notice of Internet Availability, proxy card, or the voting instruction form you received in the event you wish to attend the annual meeting.
Failure to follow these admission procedures will prevent you from being admitted to the Annual Meeting. Only shareholders, their valid proxyholders, or other previously authorized representatives will be permitted to participate in the Annual Meeting.
VOTING SHARES AT THE ANNUAL MEETING
Shareholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open.
We encourage shareholders to vote their shares prior to the Annual Meeting as described in the proxy materials whether or not planning to attend the Annual Meeting.
Shareholders who have already voted do not need to vote again.
ASKING QUESTIONS
Shareholders may submit questions for the Annual Meeting in advance of the Annual Meeting only. Shareholders may submit questions at www.proxyvote.com by logging in with the 16-digit control number found on the Notice of Internet Availability, proxy card, or voting instruction form after they have received the applicable materials. We encourage shareholders to submit questions early. Questions may be submitted until 12:00 p.m. (noon) EDT on Friday, June 6, 2025. Shareholders will not be able to submit questions during the Annual Meeting.
At the Annual Meeting, we expect to respond to questions submitted in advance that are relevant to meeting matters, as time permits. PwC will also be available to respond to questions submitted in advance. We reserve the right to exclude questions that are not relevant to meeting matters or to edit profanity or other inappropriate language. We also may group together and respond collectively to questions that are substantially similar to avoid repetition. Questions and responses will be posted for review by shareholders during the meeting, following the guidelines noted above. Further information about the Annual Meeting question process is available at www.proxyvote.com.

2025 Proxy Statement	65

Voting and Meeting Requirements

PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING
A shareholder who intends to present a proposal for business other than director nominations at the 2026 Annual Meeting of Shareholders and who wishes the proposal to be included in our proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to us so that we receive it no later than January 1, 2026 and must otherwise comply with SEC rules in order for the proposal to be eligible for inclusion in our proxy materials for that meeting.
A shareholder who wishes to nominate a director at the 2026 Annual Meeting of Shareholders and who wishes the nomination to be included in our proxy materials for that meeting must notify us in writing no earlier than December 2, 2025 and no later than January 1, 2026. The notice must be given in the manner and must include the information and representations required by our by-laws. Our by-laws, which are available on our website, TJX.com, describe the requirements for nominating directors at the annual meeting.
A shareholder who intends to present a proposal for business at the 2026 Annual Meeting of Shareholders but who does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than February 10, 2026 and no later than March 12, 2026. A shareholder who wishes to nominate a director at the 2026 Annual Meeting of Shareholders but who does not wish the nomination to be included in our proxy statement for that meeting, including shareholders who intend to solicit proxies in support of director nominees other than TJX nominees pursuant to the universal proxy rules, must notify us in writing no earlier than February 10, 2026 and no later than March 12, 2026. Notices must be given in the manner and must include the information and representations required by our by-laws and Rule 14a-19, as applicable.

OTHER MATTERS
As of the date of this proxy statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other items or matters are properly presented before the meeting or any adjournment or postponement of the meeting, the individuals named as proxies (the proxy holders) will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holder to vote on any matter introduced pursuant to these procedures, subject to applicable SEC rules.
We will pay the cost of solicitation of proxies. We have retained Sodali & Co to assist in soliciting proxies by mail, telephone, other electronic means, and personal interview for a fee of $11,500, plus expenses. Our officers, directors, and other Associates may also assist in soliciting proxies in a similar manner. None of these persons will receive any additional or special compensation for doing so.

66	The TJX Companies, Inc.

APPENDIX A
DEFINITIONS
We define comparable store sales to be sales of stores that have been in operation for all or a portion of two consecutive fiscal years, or in other words, stores that are starting their third fiscal year of operation. In any given fiscal year, we calculate comparable store sales on a 52-week basis by comparing the current and prior year weekly periods that are most closely aligned. Relocated stores and stores that have changed in size are generally classified in the same way as the original store, and we believe that the impact of these stores on the consolidated comparable store sale percentage is immaterial. Comparable store sales may be referred to as “same store” sales by other companies. Comparable store sales for a category such as home or apparel include sales from merchandise within such category combined across all divisions at the stores that fall within the Company’s definition of comparable stores for such period.
The way we define these financial measures may not be comparable to similarly titled measures used by other entities.
RECONCILIATIONS TO GAAP MEASURES
Earnings per Share. Adjusted diluted earnings per share (EPS) are adjusted to exclude from diluted EPS from continuing operations computed in accordance with U.S. generally accepted accounting principles (GAAP) the positive and negative impacts on comparability between periods listed below. Figures may not foot due to rounding.
•FY21 diluted EPS was $0.07. Excluding $0.19 per share for the negative impact of an FY21 debt extinguishment charge, FY21 adjusted diluted EPS was $0.26.
•FY22 diluted EPS was $2.70. Excluding $0.15 per share for the negative impact of an FY22 debt extinguishment charge, FY22 adjusted diluted EPS was $2.85.
•FY23 diluted EPS was $2.97. Excluding $0.14 per share for the net of tax charge related to a write-down and divestiture of a minority equity investment, FY23 adjusted diluted EPS was $3.11.
•FY24 diluted EPS was $3.86. Excluding $0.10 per share for the estimated benefit from the extra week in that fiscal year, FY24 adjusted diluted EPS was $3.76.
•No adjustments were made for FY25 diluted EPS.
EXPLANATION OF INCENTIVE PLAN MEASURES
As described above in the CD&A under Incentive Plan Goal-Setting, at the time incentive plan goals are established, the Compensation Committee also establishes definitions of the applicable financial metrics (including, for example, planned exchange rates for foreign currency translation and, in the case of Incentive EPS goals, planned share counts, which reflect the impact of anticipated buybacks, and planned corporate tax rates) and contingent automatic adjustments (including, for example, items such as unplanned changes in accounting standards, acquisitions, or dispositions) that would apply during the performance period. For measuring performance in periods beginning before FY24, the Compensation Committee also established exclusions to remove the positive or negative impact of certain temporary items related to the COVID-19 pandemic, such as net costs attributable to temporary staffing changes and Associate pay initiatives during the pandemic; benefits associated with temporary government subsidies during the pandemic; and expenses associated with temporary health and safety supplies and protocols. The Compensation Committee uses these definitions and adjustments to better align our incentive plans with how we evaluate our business operations and trends and, in some cases, to allow certain strategic decisions to be made in the long-term interests of TJX without influencing or being influenced by incentive plan results. The effect of these items on our incentive plan results is described below.
We use the terms Incentive Pre-Tax Income, Incentive EPS, and Incentive ROIC to refer the applicable measures used for purposes of our incentive compensation programs that reflect the definitions and adjustments described above, as computed for each year or cycle. Incentive Pre-Tax Income, Incentive EPS, and Incentive ROIC are used for purposes of our incentive compensation programs and may be different from pre-tax income, EPS, and ROIC reported elsewhere (on an unadjusted or adjusted basis) by TJX management.

2025 Proxy Statement	67

Appendix A
INCENTIVE PRE-TAX INCOME
MIP Incentive Pre-Tax Income goals and results for FY25 reflected the definitions and automatic adjustments pre-established by the Compensation Committee in April 2024. Actual MIP Incentive Pre-Tax Income (in thousands) for FY25 of $7,007,747 was determined based on total segment profit (in thousands) for FY25 reported in our Annual Report on Form 10-K for FY25 of $7,040,914, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates (for translation of foreign income, intercompany charges, and intra-division charges) and to exclude capitalized inventory costs.
MIP Incentive Pre-Tax Income results reported in the Pay Versus Performance table for FY24 reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2023. Actual MIP Incentive Pre-Tax Income (in thousands) for FY24 of $6,418,494 was determined based on total segment profit (in thousands) for FY24 reported in our Annual Report on Form 10-K for FY24 of $6,505,132, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates (for translation of foreign income, intercompany charges, and intra-division charges) and to exclude capitalized inventory costs.
MIP Incentive Pre-Tax Income results reported in the Pay Versus Performance table for FY23 reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2022. Actual MIP Incentive Pre-Tax Income (in thousands) for FY23 of $5,495,116 was determined based on total segment profit (in thousands) for FY23 reported in our Annual Report on Form 10-K for FY23 of $5,442,262, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates (for translation of foreign income, intercompany charges, and intra-division charges) and to exclude certain temporary items related to the COVID-19 pandemic and capitalized inventory costs.
MIP Incentive Pre-Tax Income results reported in the Pay Versus Performance table for FY22 reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2021. Actual MIP Incentive Pre-Tax Income (in thousands) for FY22 of $5,617,471 was determined based on total segment profit (in thousands) for FY22 reported in our Annual Report on Form 10-K for FY22 of $5,366,022, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates (for translation of foreign income, intercompany charges and intra-division charges) and to exclude certain temporary items related to the COVID-19 pandemic, capitalized inventory costs, and mark-to-market impact of inventory derivatives.
Although we did not use Incentive Pre-Tax Income in our MIP program for FY21, for purposes of the Pay Versus Performance table we estimated what our Incentive Pre-Tax Income results under our MIP would have been had the Compensation Committee established Incentive Pre-Tax Income performance goals for FY21 with similar definitions, adjustments, and exclusions as those pre-established for FY22 and FY23 MIP. MIP Incentive Pre-Tax Income (in thousands) for FY21 was estimated to be $1,953,817 based on total segment profit (in thousands) for FY21 reported in our Annual Report on Form 10-K for FY21 of $1,021,267, adjusted to control for currency exchange rate fluctuations (for translation of foreign income, intercompany charges, and intra-division charges) and to exclude certain temporary items related to the COVID-19 pandemic, capitalized inventory costs, and mark-to-market impact of inventory derivatives.
LRPIP Incentive Pre-Tax Income goals and results for the FY23-25 cycle reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2022. Actual LRPIP Incentive Pre-Tax Income (in thousands) for FY23-25 (cumulative) of $19,081,205 was determined based on total segment profit (in thousands) for FY23-25 (cumulative) reported in our Annual Report on Form 10-K for FY25 of $18,988,308, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates (for translation of foreign income) and to exclude certain temporary items related to the COVID-19 pandemic and capitalized inventory costs.
INCENTIVE EPS
Incentive EPS goals and results for FY23-25 PSUs reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2022. For purposes of the Incentive EPS growth goals for FY23-25, the baseline Incentive EPS for FY22 of $3.03 was determined based on FY22 diluted EPS reported in our Annual Report on Form 10-K for FY22 of $2.70, adjusted to exclude certain temporary items related to the COVID-19 pandemic, debt extinguishment charge, mark-to-market impact of inventory derivatives, and excess tax benefits from stock-based compensation. Actual Incentive EPS for FY25 of $4.27 was determined based on FY25 diluted EPS reported in our Annual Report on Form 10-K for FY25 of $4.26, adjusted under the terms pre-established by the Compensation Committee to reflect pre-established currency exchange rates, planned corporate tax rates, and planned share counts and to exclude the impact of mark-to-market impact of inventory derivatives, equity investments in Brands for Less and Multibrand Outlet Stores, and excess tax benefits from stock-based compensation. Because FY23-25 Incentive EPS was determined based on planned share counts pre-established by the Compensation Committee, the Incentive EPS goals and results exclude the impact of unbudgeted buybacks.

68	The TJX Companies, Inc.

Appendix A
INCENTIVE ROIC
Incentive ROIC goals and results for F23-25 reflected the definitions and automatic adjustments pre-established by the Compensation Committee in March 2022. Incentive ROIC for FY23, FY24, and FY25 was calculated as follows:*

	FY23 ($ in millions)	FY24 ($ in millions)	FY25 ($ in millions)
Numerator
Pre-tax income	$4,636	$5,967	$6,483
Pre-tax income for Incentive ROIC(1)	$4,877	$5,867	$6,468
Add interest (income) expense for Incentive ROIC(2)	$6	($164)	($181)
Add interest on operating lease liabilities(3)	$232	$288	$343
Income tax rate for Incentive ROIC(4)	24.6%	25.0%	25.0%
Income tax adjustment	($1,257)	($1,501)	($1,656)
Adjusted operating income	$3,858	$4,491	$4,973

Denominator
Average long-term debt(5)	$3,357	$3,110	$2,864
Average shareholder’s equity	$6,184	$6,833	$7,848
Average operating lease liability	$9,269	$9,533	$9,796
Average ending cash and short-term investments	($5,852)	($5,538)	($5,468)
Average invested capital	$12,957	$13,938	$15,040

Incentive ROIC	29.8%	32.2%	33.1%
*    Amounts in the table may not foot due to rounding.
(1)Adjusted under the terms pre-established by the Compensation Committee to exclude certain temporary items related to the COVID-19 pandemic for FY23, FY24, and FY25, impairment charge in connection with the divestment of our minority investment in Familia during FY23, the impact of the 53rd week during FY24, and equity investments in Brands for Less and Multibrand Outlet Stores in FY25.
(2)Adjusted under the terms pre-established by the Compensation Committee to exclude the impact of the 53rd week during FY24.
(3)Lease liability rate was 2.5% for FY23, 3.0% for FY24, and 3.5% for FY25.
(4)Income tax rate reflects certain adjustments described in footnote 1 above, as applicable.
(5)Includes current portion of long-term debt.
Although ROIC is a standard financial measure, numerous methods exist for calculating a company's ROIC. The method used to calculate Incentive ROIC may differ from the methods used by other companies to calculate their ROIC.

2025 Proxy Statement	69

The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701
508-390-1000 | TJX.com

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THE TJX COMPANIES, INC.
770 COCHITUATE ROAD
FRAMINGHAM, MA 01701

SCAN TO
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V74199-P31078

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THE TJX COMPANIES, INC.

1. Election of Directors

	For	Against	Abstain
1a. José B. Alvarez	☐	☐	☐
1b. Alan M. Bennett	☐	☐	☐
1c. Rosemary T. Berkery	☐	☐	☐
1d. David T. Ching	☐	☐	☐
1e. C. Kim Goodwin	☐	☐	☐
1f. Ernie Herrman	☐	☐	☐
1g. Amy B. Lane	☐	☐	☐
1h. Carol Meyrowitz	☐	☐	☐
1i. Jackwyn L. Nemerov	☐	☐	☐
1j. Charles F. Wagner, Jr.	☐	☐	☐

The Board recommends a vote FOR Proposals 2 and 3	**For**	**Against**	**Abstain**
2. Ratification of appointment of PricewaterhouseCoopers as TJX's independent registered public accounting firm for fiscal 2026	☐	☐	☐
3. Advisory approval of TJX's executive compensation (the say-on-pay vote)	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The TJX Companies, Inc.
2025 Annual Meeting of Shareholders
Tuesday, June 10, 2025, 9:00 a.m. Eastern Daylight Time

Meeting live via Internet – please visit
www.virtualshareholdermeeting.com/TJX2025

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V74200-P31078

Proxy - The TJX Companies, Inc.

2025 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting - June 10, 2025

Ernie Herrman, John Klinger, Erica Farrell, and Alicia C. Kelly, and each of them, each with the full power of substitution, are hereby authorized as proxies to represent and vote on the undersigned's behalf all of the shares of the undersigned that the undersigned is entitled to vote with respect to all of the matters indicated on the reverse side of this card and any other matters that may properly come before the 2025 Annual Meeting of Shareholders of The TJX Companies, Inc., to be held virtually at www.virtualshareholdermeeting.com/TJX2025, on Tuesday, June 10, 2025, 9:00 a.m. Eastern Daylight Time and any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the proxies subject to the directions indicated by the shareholder on the reverse side of this card. If no directions are indicated, the proxies will have authority to vote FOR each nominee and FOR Proposals 2 and 3. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

Continued and to be marked, dated, and signed on reverse side